As filed with the Securities and Exchange Commission on November 25, 2009

                                               File No. 811-09869

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 10

                       FRANKLIN FLOATING RATE MASTER TRUST
               (Exact Name of Registrant as Specified in Charter)


                 ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
               (Address of Principal Executive Offices) (Zip Code)

                                 (650) 312-2000
               Registrant's Telephone Number, Including Area Code

                       CRAIG S. TYLE, ONE FRANKLIN PARKWAY
                            SAN MATEO, CA 94403-1906
               (Name and Address of Agent for Service of Process)



                     Please send Copy of Communications to:
                               Bruce G. Leto, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19102



























                         FRANKLIN TEMPLETON INVESTMENTS

                       FRANKLIN FLOATING RATE MASTER TRUST

                      FRANKLIN FLOATING RATE MASTER SERIES


                                December 1, 2009


FORM N-1A, PART A:

THE RESPONSES TO ITEM 1, 2 AND 3 HAVE BEEN OMITTED PURSUANT TO SECTION 2(B) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.

In this Prospectus, certain terms begin with capital letters. This means the term is explained under "Useful Terms and Definitions" in Part B.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
AND RELATED RISKS.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.

INVESTMENT OBJECTIVE

The Fund's investment goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates. This investment goal is a fundamental policy of the Fund, which means that the goal may not be changed without a vote of a majority of the outstanding shares of the Fund. There can be no assurance that the investment goal of the Fund will be achieved. During periods when the Fund is experiencing a large outflow of assets due to redemption requests, there is a risk that the Fund may have to sell its portfolio holdings at unfavorable times, with increased transaction expenses and losses from the value at which the Fund had valued the holdings.

The Fund intends to invest the net proceeds from the sale of its shares in accordance with the Fund's investment goal and policies as soon as practicable, based on market conditions. The Fund's immediate ability to pursue its investment goal will depend on economic and market conditions, including the availability of senior secured Corporate Loans and Corporate Debt Securities. If the manager determines that market conditions are not favorable, the manager will initially invest the proceeds in cash, cash equivalents, short-term debt obligations or instruments that the Fund may normally purchase. During periods when the Fund is experiencing a large inflow of assets, there is a risk that the assets may not be promptly and effectively invested in accordance with the Fund's investment goal and policies.

PRINCIPAL INVESTMENT STRATEGIES

The manager uses its credit analysis to select Corporate Loans and Corporate Debt Securities that are suitable for investment by the Fund. The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Borrowers that are U.S. companies, Foreign borrowers and U.S. subsidiaries of Foreign borrowers and that have Floating Interest Rates. Shareholders will be given 60 days' advance notice of any change to this 80% policy. Floating Interest Rates are: (i) variable rates which adjust to a base rate, such as LIBOR or the CD Rate on set dates, typically between 30 days and one year; (ii) interest rates that vary at a set margin above a generally recognized base lending interest rate such as the Prime Rate of a designated U.S. bank; or (iii) one of the foregoing interest rates which are convertible to fixed rate instruments. Upon conversion of any such loans or securities to fixed rate instruments, the Fund will, as promptly as is reasonable, rebalance its investments to meet the 80% level described above. The Fund may not meet the 80% level during periods pending investment of the proceeds from the offering of the Fund's shares. It also may not meet the 80% level during temporary defensive periods when the manager believes that suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant or during periods when the Fund is experiencing a large outflow of assets due to large redemption requests.

The Fund may invest up to 100% of its portfolio in senior secured Corporate Loans or Corporate Debt Securities that may be high yield, high risk, debt securities that are rated less than investment grade (I.E., less than BBB). Under normal conditions, at least 65% of the Fund's net assets will be invested in Corporate Loans or Corporate Debt Securities that are rated by an NRSRO with the equivalent of a B or higher rating by Standard & Poor's (S&P) or Moody's Investor Services (Moody's) or, if unrated, determined to be of comparable quality by the manager. The Fund may invest up to 35% of its net assets in Corporate Loans or Corporate Debt Securities that are rated less than such a B rating by an NRSRO or, if unrated, determined to be of comparable quality by the manager. NRSROs are independent rating organizations such as S&P or Moody's, which rate obligations by grading the company issuing the obligations based upon its financial soundness. Generally, the lower the rating category, the more risky is the investment. See Appendix for rating categories and "Description of Ratings" in Part B. The Fund will make such investments only after the manager determines that the investment is suitable for the Fund based on the manager's independent credit analysis. See "The Manager's Credit Analysis."


Corporate Loans are loans made to corporations. In return, the corporation pays interest and principal to the Lenders. Corporate Loans also include Participation Interests in Corporation Loans or Assignments of Corporate Loans. Corporate Debt Securities are investments by securityholders in obligations issued by corporations. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments in the corporation, as more fully described below. Before the Fund invests in a Corporate Loan or Corporate Debt Security, the manager will analyze the likelihood that the Borrower can and will make the required payments on the Corporate Loan or Corporate Debt Security. Corporate Debt Securities typically are in the form of notes or bonds. They may be issued in a public or private offering in the securities markets. Corporate Debt Securities will have terms similar to Corporate Loans, but will not be in the form of Participation Interests or Assignments. Unlike Corporate Loans, Corporate Debt Securities may be part of a large issue of securities that are held by a large group of investors.

The Fund will invest primarily in Corporate Loans and Corporate Debt Securities that are secured by collateral, which has been pledged by the corporation to the Lenders or securityholders. This means that the corporation has an obligation to deliver, or has actually delivered, to the Lenders or an agent of the securityholders, property that will legally become the property of the Lenders or securityholders in case the corporation defaults in paying interest or principal on the Corporate Loans and/or Corporate Debt Securities.

In addition, these secured Corporate Loans and Corporate Debt Securities will primarily hold a senior secured position in the capitalization structure of the corporation. This means that, in case the corporation becomes insolvent, the Lenders or securityholders of such debt obligations will generally be paid before other creditors of the corporation from the assets of the corporation.

The Corporate Loans and Corporate Debt Securities, in which the Fund invests primarily, consist of transactions such as refinancings, recapitalizations, mergers and acquisitions, and other financings for general corporate purposes. This means that a Borrower has undertaken the obligations in order to finance the growth of the Borrower's business through product development or marketing, or to finance changes in the way the Borrower utilizes its assets and invested or borrowed financial resources. Corporate Loans and Corporate Debt Securities also may include senior obligations of a Borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code, provided that such senior obligations are determined by the manager upon its credit analysis to be a suitable investment by the Fund.

A predominant portion of such Corporate Loans and Corporate Debt Securities (which may be as much as 100% of the Fund's total assets) may be issued in leveraged or highly leveraged transactions. This means that the Borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives. Such business objectives may include: management's taking over control of a company (leveraged buyout); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Such Corporate Loans and Corporate Debt Securities present special risks.

Such Corporate Loans may be structured to include both term loans, which are generally fully funded at the time of the Fund's investment, and revolving credit facilities, which would require the Fund to make additional investments in the Corporate Loans as required under the terms of the credit facility at the Borrower's demand. Such Corporate Loans also may include receivables purchase facilities, which are similar to revolving credit facilities secured by a Borrower's receivables.

The Fund may invest in legally restricted securities (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws) where such investments are consistent with the Fund's investment objective. To the extent the manager determines there is a liquid institutional or other market for these investments, the Fund considers them to be liquid for valuation purposes. An example of these investments are restricted securities that may be freely transferred among qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended ("144A Securities"), and for which a liquid institutional market has developed. Generally, the Fund does not invest more than 5% of its net assets in 144A Securities.

In addition to the Fund's main investments, the Fund may, under normal conditions, invest up to 20% of its net assets in certain other types of debt obligations, as described below, or in cash. The Fund may invest in Unsecured Corporate Loans and Unsecured Corporate Debt Securities (including unsecured 144A Securities). This means that the Corporate Loans and Corporate Debt Securities are not backed by collateral. These loans and securities also may not be senior or as senior in priority among creditors of the Borrower. Thus, if a Borrower defaults on an Unsecured Corporate Loan or Unsecured Debt Security, the Fund is unlikely to be able to recover the full amount or even any amount of the principal and interest due. The manager will determine that the Borrowers in such transactions are creditworthy, under the same analysis that the manager uses for senior secured Corporate Loans and Corporate Debt Securities. Investments in Unsecured Corporate Loans and Unsecured Corporate Debt Securities will be made on a similar basis as investments in Corporate Loans and Corporate Debt Securities as described herein, except with respect to collateral and seniority requirements.


The Fund also may invest in secured or unsecured short-term debt obligations including short-term debt obligations, U.S. government securities, U.S. government agency securities (some of which may not be backed by the full faith and credit of the United States), bank money market instruments (such as CDs), corporate and commercial obligations (such as commercial paper, bankers' acceptances and medium-term notes) and repurchase agreements. These short-term debt obligations do not include corporate loan and corporate debt securities that the Fund would invest in to meet its investment objective.

None of these short-term debt obligations are required to be backed by collateral. Short-term debt obligations purchased by the Fund, however, will be (or counterparties that issue such obligations will be) investment grade. This means that they will be rated within the four highest rating categories assigned by an NRSRO, which is Baa, P-3 or higher by Moody's or BBB, A-3 or higher by S&P or, if unrated, determined to be of comparable quality by the manager.

Securities rated Baa, BBB, P-3 or A-3 are considered to have adequate capacity for payment of principal and interest, but are more susceptible to adverse economic conditions than higher rated securities and, in the case of securities rated BBB or Baa (or comparable unrated securities), have speculative characteristics. Such securities (other than senior secured Corporate Loans and Corporate Debt Securities), cash and cash equivalents will not exceed 20% of the Fund's net assets except they may exceed that percentage (i) during interim periods when investment of the net proceeds of public offerings of the Fund's securities is pending, (ii) pending reinvestment of proceeds of the sale of a security held by the Fund, (iii) during temporary defensive periods when, in the opinion of the manager, suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant, or (iv) during periods when the Fund is experiencing a large outflow of assets due to large redemption requests.

The Fund also may invest in fixed rate obligations of U.S. companies, foreign companies or U.S. subsidiaries of foreign companies. The manager will determine that the companies issuing these obligations are creditworthy. When the Fund invests in fixed rate obligations, it also may enter into an interest rate swap in order to limit the exposure of such obligations against fluctuations in interest rates.

TEMPORARY INVESTMENTS. When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economy. Temporary defensive investments generally may include short-term U.S. government securities, commercial paper, bank obligations, repurchase agreements and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. During temporary defensive periods, the manager may also invest the Fund's assets in shares of one or more money market funds managed by the manager or its affiliates, to the extent allowed by exemptions granted under the Investment Company Act of 1940, as amended (1940 Act). In the circumstance of temporary defensive investments, the Fund may be unable to achieve its investment goals.


FOREIGN BORROWERS. The Fund may invest in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers (which includes). The Fund normally invests primarily in U.S. Borrowers, but may invest up to 65% of its assets in Foreign Borrowers in developed countries other than the U.S. The Fund may from time to time invest in Foreign Borrowers in emerging market countries, but currently does not intend to invest more than 35% of its assets in Foreign Borrowers in emerging market countries. The Fund considers a country to be an emerging market country if it is defined as a country with an emerging or developing economy by any one or more of the following: the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, or the United Nations or its agencies or authorities.

The manager will evaluate the creditworthiness of, and the Fund will invest in, Corporate Loans and Corporate Debt Securities of Foreign Borrowers and U.S. subsidiaries of foreign Borrowers, by using the same analysis as it uses for U.S. Borrowers. Primarily, such loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. U.S. dollar-denominated loans and securities are loans and securities for which the Fund pays in U.S. dollars and the Borrower pays principal, interest, dividends or distributions in U.S. dollars. The Fund may invest in a Corporate Loan or Corporate Debt Security that is not denominated in U.S. dollars if either (i) the Fund arranges for payments in U.S. dollars by entering into a foreign currency swap, or (ii), in the opinion of the manager, the risk of investing in such loans or securities without the use of a foreign currency swap is limited enough to warrant such an investment and it is in the best interests of the Fund to do so. For more information about foreign currency swaps, see the section in the Form N-1A Part B entitled "Foreign Currency Swaps."


Loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers may involve risks not typically involved in domestic investments and loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers in emerging market countries involve additional risks.


THE MANAGER'S CREDIT ANALYSIS. When the manager selects Corporate Loans and Corporate Debt Securities for investment by the Fund, it primarily considers matters relevant to the creditworthiness of the Borrower. The manager will perform its own independent credit analysis of the Borrower, and of the collateral structure, if applicable, for the Corporate Loan or Corporate Debt Security. In making its analysis, the manager will utilize any offering materials and, in the case of Corporate Loans, information prepared and supplied by the Agent Bank, Lender or Participant from whom the Fund purchases its Participation Interest. After the Fund invests in a Corporate Loan and Corporate Debt Security, the manager will continue to evaluate the Corporate Loan or Corporate Debt Security on an ongoing basis.

For purposes of investing in and remaining invested in Corporate Loans and Corporate Debt Securities, the manager generally will determine the value of the collateral backing a secured Corporate Loan or Corporate Debt Security by customary valuation techniques that it considers appropriate. Such valuation techniques may include reference to financial statements of the Borrower, independent appraisal, or obtaining the market value of such collateral (e.g., cash or securities) if it is readily ascertainable. The value assigned to the collateral by the manager may be higher or lower than the value at which the Borrower values the collateral on the Borrower's books. The Agent Bank may rely on independent appraisals as to the value of specific collateral, but may not obtain an independent appraisal in all cases. There are risks, however, that the collateral may not be sufficient in the event that a Borrower or issuer defaults in paying interest or principal.

Generally, the collateral for a secured Corporate Loan or Corporate Debt Security has a fair market value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security when syndicated. However, the value of the collateral may decline following the Fund's investment. Also, collateral may be difficult to sell and there are other risks which may cause the collateral to be insufficient in the event of a default. Consequently, the Fund might not receive payments to which it is entitled.


The collateral may consist of various types of assets or interests. It may include working capital assets, such as accounts receivable or inventory. Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured and the supplies used in the process of manufacturing. Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided. The collateral also may include tangible fixed assets, such as real property, buildings and equipment or intangible assets, such as trademarks, copyrights and patent rights, or securities of subsidiaries or affiliates. Where the Borrower is a privately held company, the company's owners may provide additional security. They may do this by giving personal guarantees of performance or by agreeing to transfer other securities that they own to the Lenders in the event that the obligations are not repaid. In addition, the Fund may invest in Corporate Loans that are fully collateralized by assets of such shareholders or owners, rather than by assets of the Borrower.

The Fund will generally invest in a Corporate Loan or Corporate Debt Security only if the manager judges that the Borrower can meet the scheduled payments of principal and interest on the obligation. In addition, the manager will consider other factors it believes are appropriate to the analysis of the Borrower and the Corporate Loan or Corporate Debt Security. Such factors may include financial ratios of the Borrower, such as the Interest Coverage Ratio and Leverage Ratio. The manager also will consider the nature of the industry in which the Borrower is engaged, the nature of the Borrower's assets and the general quality of the Borrower. The manager considers developing political, diplomatic, regulatory and operational impacts on the nature of the industry and economy in which the Borrower is engaged, especially in light of the world developments in terrorism and frequent violent responses thereto after the terrorism actions in September 2001. Particularly, with respect to Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers, the manager considers the nature of the foreign countries, economies and markets in which the Foreign Borrower is located and operates, which includes the impact on the creditworthiness of the Borrower of political, diplomatic, legal, regulatory and operational aspects of, and developments in, such foreign countries, including the risks or impact of war, regional conflicts or terrorism. These factors are extremely difficult, if not impossible, to predict and, consequently, the manager may be unable to assess effectively any adverse impact on the creditworthiness of Borrowers arising from such factors.

NON-CONCENTRATION IN A SINGLE INDUSTRY. The SEC takes the position that a fund investing more than 25% of its total assets in a single industry or group of industries is "concentrating" its investments in that industry or group of industries. With the following exception, the Fund currently does not intend to invest more than 20% of its assets in the obligations of Borrowers in any single industry. Under normal market conditions, the Fund will invest more than 25% of its net assets in securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. Following syndication these firms, or Agent Banks, may serve as administrators of these corporate loans issued by other companies. For purposes of this restriction, the Fund currently considers such companies to include the Borrower, the Agent Bank and any Intermediate Participant. The Fund may invest up to 100% of its total assets in loans syndicated by firms in such industry group. As a result of this concentration of its investments with these Agent Banks, the Fund is subject to certain risks associated with such institutions, both individually and as a group. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities may from time to time reduce the Fund's ability to readily comply with this investment policy.

DIVERSIFICATION. The Fund is a diversified company, which means that the Fund may not purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under
Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of the Fund's total assets would be invested in such issuer or
(ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund's total assets may be invested without regard to such 5% and 10% limitations. The Fund, however, intends to meet certain more restrictive tax diversification requirements at the end of each quarter of its fiscal year.


In addition, subject to the foregoing restrictions, for purposes of meeting certain investment restrictions imposed a European investment company (scheme) that invests in the Fund, subject to the following subparagraphs (a), (b) and
(c), the Fund may not invest more than 10% of its net assets in securities issued by a single issuer (which includes related companies and/or institutions): (a) the Fund may not maintain more than 10% of its net assets on deposit with any one institution (which includes related companies and/or institutions), except that this limit is increased to 30% for deposits with, or securities evidencing deposits issued by, or securities guaranteed by; (i) a European Union ("EU") credit institution; (ii) a bank authorized in a member state of the European Free Trade Association ("EFTA"); (iii) a bank authorized by a signatory state (other than an EU Member State of EFTA) to the Basle Capital Convergence Agreement of July 1998 (Canada, Japan, United States); or
(iv) the Custodian of the Fund or a bank that is an affiliate of the Custodian of the Fund; (b) the Fund may invest up to 100% of its net assets in different securities issued or guaranteed by any EU member state or any local authority of an EU member state or by Australia, Canada, Japan, New Zealand, Norway, Switzerland and the United States of America or by any of the following public international bodies of which one or more EU member states are members: the European Investment Bank, the Asian Investment Bank, the World Bank, Euratom, the European Coal and Steel Community, the European Bank for Reconstruction and Development; the International Finance Corporation, the International Bank for Reconstruction and Development and the Inter American Development Bank, except that in such circumstances the Fund must hold securities from at least six different issues with securities from any one issue not exceeding 30% of its Net Asset Value; (c) the Fund may not own more than 10% of any class of security issued by any single issuer, unless the issuer is an open ended collective investment scheme and may not invest more than 20% of it net assets in another open ended collective investment scheme.

FEES. The Fund may receive and/or pay certain fees in connection with its lending activities. These fees are in addition to interest payments received and may include fees, such as, original issue discount, up-front fees, commitment fees, assignment fees and prepayment penalty fees. When the Fund buys a Corporate Loan or Corporate Debt Security, it may receive an up-front, or commitment fee and when it sells a Corporate Loan or Corporate Debt Security the Fund may pay an assignment fee. In certain circumstances, the Fund may receive a prepayment penalty fee on the prepayment of a Corporate Loan or Corporate Debt Security by a Borrower.


CURRENCY CONVERSIONS. Loans to U.S. subsidiaries of Foreign Borrowers and to U.S. Borrowers with significant foreign-dollar-denominated revenues may provide for conversion of all or part of the loan from a U.S. dollar-denominated obligation into a foreign currency obligation at the option of the Borrower.

FOREIGN CURRENCY SWAPS. A foreign currency swap is an agreement between two parties to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them. For example, a currency swap may involve the exchange by the Fund with another party of the right to receive foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars. The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade. This means they are rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's, or determined by the manager to be of comparable quality. The amounts of U.S. dollar payments to be received by the Fund and the foreign currency payments to be received by the counterparty are fixed at the time the swap arrangement is entered into. This locks in the Fund's right to receive payments under a Corporate Loan or Corporate Debt Security in a predetermined amount of U.S. dollars. In this way, the swap protects the Fund from the fluctuations in exchange rates. For more information about foreign currency swaps, see the section in Part B entitled "Goals, Strategies and Risks - Foreign Currency
Swaps."

DESCRIPTION OF CORPORATE LOAN PARTICIPATION INTERESTS AND ASSIGNMENTS. The Fund may invest in a Corporate Loan in one of three ways: (1) a direct investment in the Corporate Loan by the Fund serving as one of the Lenders; (2) Participation Interests; or (3) an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests. Holders of Participation Interests are referred to as Participants; the Agent Bank and any Lenders and Participants interposed between the Fund and a Borrower at to a Participation Interest are referred to as Intermediate Participants. (For a general description of Lenders and Agent Banks, see "More About Corporate Loans and Corporate Debt Securities.") An Assignment represents a portion of a Corporate Loan. Unlike a Participation Interest, the Fund will generally become a "Lender" for the purposes of the terms of the Corporate Loan by purchasing an Assignment. It can be advantageous to the Fund to make a direct investment in, or invest in an Assignment of, a Corporate Loan, when first issued, as one of the Lenders. Such an investment is typically made at par or at a discount. This means that the Fund receives a return at the full interest rate for the Corporate Loan.

On the other hand, when the Fund invests in a Participation Interest or an Assignment, it may pay a fee or forego a portion of the interest payment. Consequently, the Fund's return on the investment may not be as great as it would have been if the Fund had made a direct investment in, or invest in an Assignment of, the underlying Corporate Loan when first issued. However, the Fund may be able to invest in Corporate Loans only through Participation Interests or Assignments at certain times when reduced direct investment opportunities in Corporate Loans may exist.

Opportunities for direct investments in Corporate Loans and to a lesser degree, of investments in Participation Interests or Assignments may, from time to time, be limited. The Fund may not be able to invest in Corporate Loans other than through Participation Interests or Assignments. Due to these possible limitations on supply, there is a risk that the Fund may not be able to invest for its principal investment strategy in Corporate Loans or Corporate Debt Securities to meet the level of 80% or more of its net assets, plus the amount of any borrowings for investment purposes, (with respect to floating rate securities and senior secured securities) or for its strategy regarding rating quality, to meet the level of 65% or more of its net assets (with respect to a rating of B or higher by an NRSRO, or, if unrated, a comparable quality as determined by the manager).

The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more desirable investments for their own inventory. This would reduce the availability of the more desirable investments.

If the Fund purchases an Assignment from a Lender, the Fund will assume the role of the original Lender and will have direct contractual rights against the Borrower. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

The terms of the Participation Interests are privately negotiated between the Fund as buyer and the seller. Typically, the Fund will not have established any direct contractual relationship with the Borrower. The Fund will be required to rely on the Lender or the Intermediate Participant that sold the Participation Interest for the enforcement of the Fund's rights against the Borrower. It also will have to rely on that party for the receipt and processing of payments due to the Fund under the Corporate Loans. Consequently, the Fund is subject to the credit risk of both the Lender or Intermediate Participant, in addition to the usual credit risk of the Borrower.


In the event the Borrower fails to pay principal and interest when due, the Fund may have to assert rights against the Borrower through an Intermediate Participant. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the Borrower. Moreover, under the terms of a Participation Interest, the Fund may be regarded as a creditor of the Intermediate Participant rather than of the Borrower. This means that the Fund does not have any direct contractual rights against the Borrower. Consequently, the Fund is subject to the credit risk of the Lender or Intermediate Participant who sold the Participation Interest to the Fund, in addition to the usual credit risk of the Borrower. There is a risk that the Lender or Intermediate Participant may become insolvent. In such event, the Fund may not have any exclusive or senior claim with respect to the Lender's interest in the Corporate Loan, or in the collateral securing the Corporate Loan. The Fund, therefore, may not benefit directly from the collateral supporting the underlying Corporate Loan.
Similar risks may arise with respect to the Agent Bank.


The Agent Bank is a Lender that administers the Corporate Loan. The Agent Bank typically is responsible for collecting principal, interest and fee payments from the Borrower. The Agent Bank then distributes these payments to all Lenders or Participants that are parties to the Corporate Loan. The Fund will not act as an Agent Bank. It generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments. The Fund will also rely on the Agent Bank to take appropriate actions against a Borrower that is not making payments as scheduled. Typically, the Agent Bank is given broad discretion in enforcing the terms of the Corporate Loan, and is required to use only the same care it would use in the management of its own property. The Borrower compensates the Agent Bank for these services. Such compensation may include special fees paid at the start of Corporate Loans and other fees paid on a continuing basis.

Therefore, when the Fund invests in Corporate Loans through the purchase of Participation Interests, the manager must consider the creditworthiness of the Agent Bank and any Intermediate Participants. In the event that a Borrower becomes bankrupt or insolvent, the Borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant. The Fund will invest in Corporate Loans only if, at the time of investment, all outstanding debt obligations of the Agent Bank and Intermediate Participants are investment grade, i.e., rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's or determined to be of comparable quality in the manager's judgment.

There is a risk that an Agent Bank may have financial difficulty. An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority. If this happens, assets held by the Agent Bank under the Corporate Loan should remain available to holders of Corporate Loans, including the Fund. However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors. The Fund might incur costs and delays in realizing payment on a Corporate Loan or might suffer a loss of principal or interest. Similar risks arise in situations involving Intermediate Participants, as described above.

OTHER TYPES OF CORPORATE LOANS AND RELATED RISKS For revolving credit facility corporate loans (Revolvers) and some types of delayed draw loans, Lenders, including the Fund, and Intermediate Participants may have an obligation to make future advances to the Borrower at the demand of the Borrower and may have certain other continuing obligations pursuant to the terms of these types of Corporate Loans. Receivables purchase facilities may be structured as Revolvers that are secured by the Borrower's receivables.

The Fund or custodian will segregate on the books of the Fund liquid assets that are earmarked to meet such future obligations. Because the Fund will segregate on its books liquid assets for such contingent obligations, the manager believes that such obligations do not constitute senior securities under the 1940 Act as interpreted by the SEC. The Fund will not invest in Corporate Loans that would require the Fund to make future advances that exceed in the aggregate for all such Corporate Loans 20% of the Fund's total assets. The Fund also will not invest in Corporate Loans that would cause the Fund to fail to meet the diversification requirements previously described.


Delayed Draw Term Loans have characteristics of both Revolvers and term loans, in that, before they are drawn upon by the Borrower, they are similar to a revolver; however when they are drawn upon, they become fully and permanently drawn and are in essence term loans. The Borrower may draw upon these Delayed Draw Term Loans for the given commitment period for various purposes, including making acquisitions. The Borrower pays a fee during the commitment period. Upon funding, when a loan is drawn upon, the loan becomes permanently funded and repaid principal amounts may not be reborrowed and interest accrues on the amount outstanding.


A Prefunded L/C Term Loan (Prefunded L/C Loan) is a facility created by the Borrower in conjunction with the Agent Bank as issuers of the loan, and the Prefunded L/C Loan is backed by letters of credit (each letter, an "L/C"). Each lender, such as the Fund, in a Prefunded L/C Loan (sometimes referred to as a funded letter of credit facility) fully funds its commitment amount to the Agent Bank for the facility. The funds are held by the Agent Bank solely to satisfy a Prefunded L/C Loan Lender's obligation to the Agent Bank under the facility. The Agent Bank invests the funds paid by the Lenders as deposits that pay interest usually approximating a benchmark rate, such as LIBOR, which is paid to the Borrower. Generally, the Borrower, via the Agent Bank, pays the Lenders an interest rate, equivalent to the fully drawn spread plus the benchmark rate, usually LIBOR. The funds will be returned to the Fund as a Lender upon termination of the Prefunded L/C Loan (and upon satisfaction of all obligations). Under the terms of the Prefunded L/C Loan agreement, a Lender, such as the Fund, may sell and assign all or a portion of its interest in the loan to another Lender so long as the other Lender is eligible and agrees to the terms and conditions of the Prefunded L/C Loan agreement.

Whenever the Borrower needs funds, it draws against the Prefunded L/C Loan and the Agent Bank makes payment to the Borrower by withdrawing some of the amount invested as deposits. Consequently, the Lenders do not have to advance any additional funds at the time the Borrower draws against the Prefunded L/C Loan.



COMMITMENTS OF THE FUND TO MAKE ADDITIONAL PAYMENTS TO BORROWERS. Corporate Loans may be structured to include both term loans and revolving credit facilities. Unlike term loans, revolving credit facilities require the Fund to loan additional amounts at the demand of the Borrower. Where the Fund purchases a Participation Interest, the Intermediate Participant may have the obligation to make such future advances to the Borrower.

The Fund or its custodian will segregate on the books of the Fund an amount of equivalent value to meet such future obligations. This amount will be in the form of cash or other liquid assets. Because the Fund will maintain a sufficient amount by segregating such assets on the books for such contingent obligations, the manager believes that such obligations do not constitute senior securities under the 1940 Act as interpreted by the SEC. The Fund will not invest in Corporate Loans that would require the Fund to make future advances that exceed in the aggregate for all such Corporate Loans 20% of the Fund's total assets. The Fund also will not invest in Corporate Loans that would cause the Fund to fail to meet the diversification requirements previously described.

The Fund currently intends to limit investments in such Corporate Loans or Participation Interests to amounts that would not require commitments for future advances to exceed 20% of the Fund's total assets. In the event of such a default or prepayment, the Fund will designate, on a daily basis, as segregated on its books, liquid assets (not otherwise encumbered) equal in current market value to the amount of compensation that must be paid to the counterparty.



DESCRIPTION OF FLOATING INTEREST RATES. The rate of interest payable on Corporate Loans or Corporate Debt Securities with Floating Interest Rates is established as the sum of a base lending rate plus a specified margin. These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by lenders loaning money to companies, so-called commercial lenders. The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically at regular intervals ranging between 30 days and one year.

Certain of the Floating Interest Rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year. A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan. Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates. The Fund may attempt to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates by entering into interest rate swap agreements (swaps) or other derivative transactions. Fixed rate corporate loans and corporate debt securities that are converted from fixed rate investments to floating rate investments through interest rate swaps or other derivative transactions will be considered to be "floating interest rate corporate loans and corporate debt securities" for purposes of the Fund's policy of normally investing at least 80% of its net assets in Floating Interest Rate Corporate Loans and Corporate Debt Securities made to or issued by, Borrowers that are U.S. companies, foreign entities and U.S. subsidiaries of foreign entities. The Fund also will attempt to maintain a portfolio of Corporate Loans and Corporate Debt Securities that will have a dollar weighted average period to the next interest rate adjustment of no more than 120 days.


Corporate Loans and Corporate Debt Securities traditionally have been structured so that Borrowers pay higher margins when they elect LIBOR and CD-based borrower options, in order to permit Lenders to obtain generally consistent yields on Corporate Loans and Corporate Debt Securities, regardless of whether Borrowers select the LIBOR or CD-based options, or the Prime-based option. In the recent past the differential between the lower LIBOR and CD base rates and the higher Prime Rate base rates prevailing in the commercial bank markets has widened to the point where the higher margins paid by Borrowers for LIBOR and CD-based pricing options do not currently compensate for the differential between the Prime Rate and the LIBOR and CD base rates.

BORRROWING BY THE FUND The Fund is authorized to borrow money and has arranged a credit facility with a bank, which permits it to borrow funds to meet unanticipated or abnormally heavy redemption requests by shareholders in connection with investments or to make redemptions. However, the Fund will borrow money under this facility only for temporary, extraordinary or emergency purposes. Under the 1940 Act, the Fund is required with respect to all borrowings to maintain minimum asset coverage of at least 300% immediately following any such borrowing and on an ongoing basis. The Fund has adopted non-fundamental investment policies that the Fund's borrowings may not exceed 25% of its Net Asset Value.

The Fund's willingness to borrow money for investment purposes, and the amount it will borrow, will depend on many factors. The most important factors are investment outlook, market conditions and interest rates.

MATURITIES. The Fund has no restrictions on portfolio maturity. The Fund anticipates that a majority of the Corporate Loans and Corporate Debt Securities in which it will invest will have stated maturities ranging from three to ten years. This means that the Borrower is required to fully repay the obligation within that time period. The Fund also anticipates that the Corporate Loans and Corporate Debt Securities will have an average expected life of one to five years.


The expected average life of the Corporate Loans and Corporate Debt Securities is less than their stated maturity because it is anticipated that some Borrowers will pay off their obligations early. Corporate Loans usually will require the Borrower to prepay the Corporate Loan if the Borrower has excess cash flow. Also, Corporate Loans usually permit the Borrower to prepay at its election. The degree to which Borrowers prepay Corporate Loans and Corporate Debt Securities, whether as a contractual requirement or at their election, cannot be predicted with accuracy. General business conditions, the financial condition of the Borrower and competitive conditions among Lenders are all factors that affect prepayments. Such prepayments may require the Fund to replace a Corporate Loan, Corporate Debt Security or other investment with a lower yielding security. This may adversely affect the Net Asset Value of the Fund's shares.

CERTAIN INVESTMENT PRACTICES. The Fund may use various investment practices that involve special consideration, including lending its portfolio securities, entering into when-issued and delayed delivery transaction and entering into repurchase agreements. In addition, the Fund has the authority to engage in interest rate swaps and other hedging and risk management transactions.


RISKS RELATED TO PRINCIPAL INVESTMENT STRATEGIES

CREDIT RISK. The Fund could lose money if an issuer of a loan, debt security or the counterparty to a derivatives contract, repurchase agreement or other investment related agreement is unable or unwilling to make interest payments and/or to repay principal when due. Changes in an issuer's or counterparty's financial strength or in a security's credit rating, which reflects the credit risk presented by a particular issuer, may affect an investment's value and, thus, impact Fund performance.

Generally the ability of the issuer to meet it financial obligations when due or changes in an issuer's or counterparty's financial strength, financial delegations when due or changes in a security's credit rating, which reflects the credit risk presented by a particular issuer, may affect an investment's value and, thus, impact Fund performance. The Fund could lose money if an issuer of a debt security or the counterparty to a derivatives contract, repurchase agreement or other investment related agreement is unable or unwilling to make interest payments and/or to repay principal when due.

The loans and debt securities held by the Fund typically will be noninvestment-grade. These investments are usually considered speculative and involve a greater risk of default and price decline due to actual or potential deterioration in the credit quality of the company or issuer.

The Fund's credit risk will increase if it invests in loans that are not secured by collateral. Even if the Fund's claim on a loan is senior when it first invests in the loan, the claim may be subordinated or diluted at the time the Fund makes a claim.

When the Fund purchases a loan as an assignment, it will be subject to the credit risk of the borrower. When the Fund purchases a loan as a participation interest, it will be subject not only to credit risk of the borrower but also to the credit risk of the lender or participant who sold the participation interest to the Fund.

FLOATING RATE BANK AND CORPORATE LOANS. In addition to the risks generally associated with debt securities, such as credit, market and interest rate risks, bank and corporate loans ("loans") are also subject to the risk that the value of the collateral securing a loan may decline, be insufficient to meet the obligations of the borrower, or be difficult to liquidate. In addition, collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower, or may be difficult to liquidate. The Fund's access to the collateral may be limited by bankruptcy, other insolvency laws, or by the type of loan the fund has purchased. For example, if the Fund purchases a participation instead of an assignment, it would not have direct access to collateral of the borrower. As a result, a floating rate loan may not be fully collateralized and can decline significantly in value. Loans generally are subject to legal or contractual restrictions on resale.

The senior secured corporate loans and corporate debt securities in which the Fund generally invests are subject to less credit risk than junk bonds. They have features that junk bonds generally do not have. They are senior obligations of the borrower or issuer, are secured by collateral, and generally are subject to certain restrictive covenants in favor of the lenders or security holders that invest in them. Loan investments are often issued in connection with highly leveraged transactions. Such transactions include leveraged buyout loans, leveraged recapitalization loans, and other types of acquisition financing. These obligations are subject to greater credit risks than other investments including a greater possibility that the borrower may default or enter bankruptcy. Some of these loans may be "covenant lite" loans which do not include terms which allow the lender to control and track the performance of the borrower and declare a default if certain criteria are breached.

The liquidity of loans, including the volume and frequency of secondary market trading in such loans, varies significantly over time and among individual loans. For example, if the credit quality of a loan unexpectedly declines significantly, secondary market trading in that corporate loan can also decline for a period of time. During periods of infrequent trading, valuing a loan can be more difficult. If the trading market for a loan becomes illiquid buying and selling a loan at an acceptable price can be more difficult and delayed. and can result in a loss to the Fund.

LIMITATIONS ON AVAILABILITY OF CORPORATE LOANS, PARTICIPATION INTERESTS, ASSIGNMENTS AND CORPORATE DEBT SECURITIES. Direct investments in Corporate Loans and, to a lesser degree, investments in Participation Interests or Assignments may from time to time be available to only a limited extent. Consequently, there is a risk that the Fund may not be able to invest 80% or more of its net assets, plus the amount of any borrowings for investment purposes, in floating rate Corporate Loans and Corporate Debt Securities or in senior secured Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities, as described above. Limitations on the availability of these investments may be due to a number of factors. There may be more willing purchasers of direct Corporate Loans compared to the available loans. Direct Lenders also may allocate only a small number of Corporate Loans to investors, such as the Fund. The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more attractive investments for themselves. These factors may reduce the availability of the more desirable investments. As the market for these investments has developed, the availability of these investments has increased. Also, as the Fund grows in size, making it possible to purchase larger blocks of these investments readily, the Fund's bargaining position for the more desirable investments will improve and there will be less risk that the Fund will be unable to invest in desirable investments.

There is a risk that the assets of the Fund may not be promptly and effectively invested during periods when the Fund is experiencing a large inflow of assets. This means that to the extent that the Fund is not investing its assets primarily in Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities due to the foregoing risks, the Fund may be unable to achieve its investment goal. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities also may from time to time reduce the Fund's ability to readily comply with the Fund's investment policy regarding non-concentration in a single industry.

LIQUIDITY RISK. The Fund may invest in securities that are illiquid due to a limited trading market, financial weakness of the issuer, disruptions in the relevant market, legal or contractual restrictions on resale or transfer, or that are otherwise illiquid in the sense that they cannot be sold within seven days at approximately the price at which the Fund values them. Such a market can result from adverse political, market or economic conditions affecting previously established securities markets independent of any specific adverse changes in the conditions of a particular issuer. Securities with reduced liquidity or that are illiquid involve greater risk than securities with more liquid markets. Market quotations for such securities may be volatile and/or subject to large spreads between bid and ask prices. Reduced liquidity may have an adverse impact on market price and the Fund's ability to sell particular securities when necessary to meet the Fund's liquidity needs or in response to a specific economic event. In such cases, the Fund, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain issuer or sector.

IMPAIRMENT OF COLLATERAL Collateral impairment is the risk that the value of any collateral securing debt securities owned by the Fund will be insufficient in the event that a borrower defaults. The terms of these debt securities may require that the borrower maintain collateral to support payment of the obligation. However, the value of the collateral may decline after the Fund invests, and the borrower may not be required, or may be unable, to pledge additional collateral. In addition, collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower under applicable law, or may be difficult to sell. In the event that a borrower defaults, the Fund's access to the collateral may be limited by bankruptcy and other insolvency laws. There is also the risk that the collateral may be difficult to liquidate, or that a majority of the collateral may be illiquid. As a result, the Fund might not receive payments to which it is entitled.

INTEREST RATE. Interest rate changes can be sudden and unpredictable. Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall. Securities with longer maturities or lower coupons tend to be more sensitive to these rate changes. A related interest rate risk is reinvestment risk, which is the risk that interest rates will be lower when the Fund seeks to reinvest interest and principal payments or the proceeds from a matured debt security, a debt security that has been pre-paid (called) or a debt security that has been sold, resulting in less interest income to be received by the Fund.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, variable and floating rate securities will not generally increase in value if interest rates decline. Because the Fund holds variable and floating rate securities, a decrease in market interest rates will reduce the interest income to be received from such securities.

LEVERAGE RISK. Certain transactions may give rise to a form of leverage. Such transactions may include, among others, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. To mitigate leveraging risk, the Fund's investment manager is required to segregate or "earmark" on its or its custodian's books cash or liquid assets sufficient to satisfy its future obligations or otherwise cover such transactions that may give rise to such risk. Leveraging may cause a Fund to liquidate portfolio positions to satisfy its obligations or to meet segregation requirements when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Fund's share price and returns to be more volatile than if the Fund had not been leveraged. This is because leveraging tends to exaggerate the effect of any increase or decrease in the value of a Fund's portfolio securities.

There is a risk that the costs of borrowing may exceed the income and appreciation, if any, on assets acquired with the borrowed funds. If this occurs, the use of borrowing as leverage will reduce the investment performance of the Fund compared with what it would have been without leverage. The costs associated with such borrowings include interest payments, fees and dividends. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. When the Fund borrows money, the lender will have the right to receive scheduled interest and principal payments. The lender's right to such payments will be senior to those of the holders of the Fund's shares. The terms of any such borrowings may limit certain activities of the Fund, including the payment of dividends to holders of the Fund's shares.

Furthermore, the lenders may be granted certain voting rights if the Fund defaults in the payment of interest or repayment of principal. Subject to its ability to liquidate its relatively illiquid portfolio securities, the Fund intends to repay the borrowings in the event that the borrowings would impair the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended (Code). Interest payments and fees paid by the Fund on any borrowings will reduce the amount of income it has available to pay as dividends to the Fund's shareholders.

Successful use of a leveraging strategy depends on the manager's ability to predict correctly interest rates and market movements. There is no assurance that a leveraging strategy will be successful during any period in which it is employed.

FOREIGN EXPOSURE. The Fund may invest in Corporate Loans and Corporate Debt Securities which are made to, or issued by, Foreign Borrowers, U.S. subsidiaries of Foreign Borrowers and U.S. entities with substantial foreign operations.

Investing in foreign securities typically involves more risks than investing in U.S. securities. Certain of these risks also may apply to securities of U.S. companies with significant foreign operations. These risks can increase the potential for losses in the Fund and affect its share price.

CURRENCY EXCHANGE RATES. Foreign securities may be issued and traded in foreign currencies. As a result, their values may be affected by changes in exchange rates between foreign currencies and the U.S. dollar, as well as between currencies of countries other than the U.S. For example, if the value of the U.S. dollar goes up compared to a foreign currency, an investment traded in that foreign currency will go down in value because it will be worth fewer U.S. dollars.

CURRENCY MANAGEMENT STRATEGIES. Currency management strategies, including cross-hedging, may substantially change the Fund's exposure to currency exchange rates and could result in losses to the Fund if currencies do not perform as the manager expects. In addition, currency management strategies, to the extent that they reduce the Fund's exposure to currency risks, may also reduce the Fund's ability to benefit from favorable changes in currency exchange rates. There is no assurance that the manager's use of currency management strategies will benefit the Fund or that they will be, or can be, used at appropriate times. Furthermore, there may not be perfect correlation between the amount of exposure to a particular currency and the amount of securities in the portfolio denominated in that currency.

POLITICAL AND ECONOMIC DEVELOPMENTS. The political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S. Investments in these countries may be subject to the risks of internal and external conflicts, currency devaluations, foreign ownership limitations and tax increases. It is possible that a government may take over the assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund's investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund's investments.

TRADING PRACTICES. Brokerage commissions and other fees generally are higher for foreign securities. The policies and procedures followed by foreign stock exchanges, currency markets, trading systems and brokers may differ from those applicable in the U.S. with possibly negative consequences to the Fund The procedures and rules governing foreign transactions and custody (holding of the Fund's assets) also may involve delays in payment, delivery or recovery of money or investments. Foreign government supervision and regulation of foreign securities markets and trading systems may be less than or different from government supervision in the U.S..

AVAILABILITY OF INFORMATION. Foreign companies may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies. Thus, there may be less information publicly available about foreign companies than about most U.S. companies.

LIMITED MARKETS. Certain foreign securities may be less liquid (harder to sell) and their prices may be more volatile than many U.S. securities. This means the Fund may at times be unable to sell foreign securities at favorable prices.

REGIONAL RISKS. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Fund invests a significant portion of its assets in a specific geographic region, the Fund will generally have more exposure to regional economic risks associated with foreign investments.

DEVELOPING MARKETS. The risks of foreign investments typically are greater in less developed countries, sometimes referred to as developing or emerging markets. For example, the political, social, market regulation and economic structures in these countries may be less established and may change rapidly. These countries are more likely to experience high levels of inflation, deflation or currency devaluation, which can harm their economies and securities markets and increase volatility. In fact, short-term volatility in these markets and declines of 50% or more are not uncommon. Restrictions on currency trading that may be imposed by developing market countries will have an adverse effect on the value of the securities of companies that trade or operate in such countries. Finally, such securities markets are smaller, relatively less liquid and may not be as efficient or established in terms of settlement, custody and securities registration.

FINANCIAL SERVICES COMPANIES. As discussed above, the Fund will invest more than 25% of its net assets in the securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. As a result, general market and economic conditions as well as other risks specific to the financial services industry will impact the Fund's investments and its performance. For example, increases in interest rates can have a negative effect on the profitability of financial services companies. In addition, the financial services industry, excluding banks, insurance companies and investment banking firms, have recently experienced significant losses in value and the possible recapitalization of such companies (excluding direct investments by the U.S. Government) may present greater risks of loss to shareholders and other security holders.

Financial services companies are subject to extensive government regulation, which tends to limit not only the amount and types of loans and other financial commitments a financial services company can make, but the interest rates and fees it can charge. These limitations can have a significant impact on the profitability of a financial services company. Insurance companies may be subject to heavy price competition, claims activity, marketing competition and general economic conditions. Certain lines of insurance can be significantly influenced by specific events. For example, property and casualty insurer profits may be affected by certain weather catastrophes and other disasters, including terrorism; and life and health insurer profits may be affected by mortality risks and morbidity rates.

The financial services industry continues to undergo change as existing distinctions between banking, insurance and brokerage businesses become blurred. In addition, the financial services industry continues to experience consolidations, development of new products and structures and changes to its regulatory framework. These changes are likely to have a significant impact on the financial services industry and the Fund, but it is not possible to predict whether the effect will be beneficial or adverse. That depends not only upon how these changes affect the industry, but also how the particular securities in the Fund's portfolio are affected.

RATINGS RISK. The use of credit ratings in evaluating securities can involve certain risks, including the risk that the opinion of the rating agency may not reflect the issuer's current financial condition or events since the security was last rated, or that the rating was influenced by conflicts of interest. Additionally, proposed legislation and regulations to reform rating agencies may impact the Fund's investments or investment process. Unrated securities determined by the investment manager to be of comparable quality to rated securities which the Fund may purchase may still pay a higher interest rate than rated bonds and be subject to a greater extent to risk of loss by default or price changes, and will depend to a greater extent on the investment manager's analysis of credit risk.

MARKET RISK. The market price of loans and securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular issuer, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or sector, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously.

MANAGEMENT RISK. The Fund is subject to management risk because it is an actively managed investment portfolio. The Fund's investment manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these techniques or the investment manager's investment decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

RISK OF DECLINE IN NET ASSET VALUE DUE TO REDEMPTIONS; INABILITY TO LIQUIDATE SHARES. The Fund may be required to sell portfolio holdings to raise cash holdings to meet redemption requests, which may cause the market prices of the Fund's portfolio holdings, and hence the Fund's Net Asset Value, to decline. If such a decline occurs, the Fund cannot predict its magnitude or whether such a decline would be temporary or continue indefinitely. In addition, the sale of portfolio holdings will increase the Fund's transaction expenses, and the Fund may receive proceeds from the sale of portfolio securities that are less than their valuations by the Fund. Accordingly, because of large redemption requests, the Fund's Net Asset Value per share may decline more than it otherwise might, thereby reducing the amount of proceeds received by redeeming shareholders and the Net Asset Value per share for non-redeeming shareholders.

PORTFOLIO TURNOVER. The manager will sell a security when it believes it is appropriate to do so, regardless of how long the Fund has held the security. Because of the anticipated use of certain investment strategies, the Fund's turnover rate may exceed 100% per year. The rate of portfolio turnover will not be a limiting factor for the manager in making decisions on when to buy or sell securities. High turnover will increase the Fund's transaction costs and may increase your tax liability if the transactions result in capital gains, some of which may be taxed as ordinary income.


More detailed information about the Fund, its policies and risks can be found in Part B.

ITEM 5.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

   (A)  MANAGEMENT

      (1)  INVESTMENT ADVISER


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San
Mateo, CA 94403-1906, is the Fund's investment manager. As of April 30, 2009, Advisers and its affiliates manage over $523 billion in assets.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended July 31, 2009, management fees, before any advance waiver, were 0.80% of the Fund's average net assets. Under an agreement by the manager to limit its fees, the Fund paid 0.61% of its average net assets to the manager for its services. The manager may end this arrangement at any time upon notice to the Fund's board of trustees.


A discussion regarding the basis for the board of trustees approving the investment advisory contract of the Fund is available in the Fund's annual report to shareholders for the fiscal year ended July 31.

      (2)  PORTFOLIO MANAGER

The Fund is managed by a team of dedicated professionals focused on investments in senior secured Corporate Loans and Corporate Debt Securities. The portfolio managers of the team are as follows:

RICHARD S. HSU CFA(R)1 VICE PRESIDENT OF ADVISERS

Mr. Hsu has been a manager of the Fund since 2000. He has primary responsibility for the investments of the Fund. He has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which he may perform these functions, and the nature of these functions, may change from time to time. He joined Franklin Templeton Investments in 1996.

MADELINE LAM, VICE PRESIDENT OF ADVISERS

Ms. Lam has been a manager of the Fund since 2004, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. She joined Franklin Templeton Investments in 1998.

1. CFA(R) and Chartered Financial Analyst(R) are trademarks owned by CFA Institute.

Part B provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.

(3)   LEGAL PROCEEDINGS


In 2003 and 2004, multiple lawsuits were filed against Franklin Resources, Inc., and certain of its investment advisor subsidiaries, among other defendants, alleging violations of federal securities and state laws and seeking, among other relief, monetary damages, restitution, removal of fund trustees, directors, investment managers, administrators, and distributors, rescission of management contracts and 12b-1 plans, and/or attorneys' fees and costs. Specifically, the lawsuits claim breach of duty with respect to alleged arrangements to permit market timing and/or late trading activity, or breach of duty with respect to the valuation of the portfolio securities of certain Templeton funds managed by Franklin Resources, Inc. subsidiaries, allegedly resulting in market timing activity. The lawsuits are styled as class actions, or derivative actions on behalf of either the named funds or Franklin Resources, Inc., and have been consolidated for pretrial purposes along with hundreds of other similar lawsuits against other mutual fund companies. All of the Franklin Templeton Investments mutual funds that were named in the litigation as defendants have since been dismissed, as have the independent trustees to those funds.


Franklin Resources, Inc. previously disclosed these private lawsuits in its regulatory filings and on its public website. Any material updates regarding these matters will be disclosed in Franklin Resources, Inc.'s Form 10-Q or Form 10-K filings with the U.S. Securities and Exchange Commission.

   (B)  CAPITAL STOCK

The Fund's shares have not been registered under the Securities Act of 1933. See
Item 6. There are no other unique or unusual restrictions on the right freely to retain or dispose of the Funds' shares or material obligations or potential liabilities associated with holding the Funds' shares (not including investment risks) that may expose investors to significant risks.

ITEM 6.  SHAREHOLDER INFORMATION

   (A)  PRICING OF FUND SHARES

The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The offering price of the Fund's shares is based on the Fund's Net Asset Value. The Fund calculates the Net Asset Value per share each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. Pacific time). The Fund does not calculate the Net Asset Value on days the NYSE is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Requests to buy and sell shares are processed at the Net Asset Value next calculated after the Fund receives a request in proper form. The Fund's Net Asset Value per share is calculated by dividing its net assets by the number of its shares outstanding. Expenses of the Fund, including fees payable to the manager, are accrued daily.

When determining its Net Asset Value, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. The Fund generally utilizes two independent pricing services to assist in determining a current market value for each security. If market quotations are readily available for portfolio securities listed on a securities exchange, the Fund values those securities at the last quoted sale price or the official closing price of the day, respectively, or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The Fund values over-the-counter portfolio securities within the range of the most recent bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the New York Stock Exchange (NYSE). The value of these securities used in computing the Net Asset Value is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the Net Asset Value. The Fund relies on third party pricing vendors to monitor for events materially affecting the value of these securities during this period. If an event occurs, the third party pricing vendors will provide revised values to the Fund.

FAIR VALUATION - INDIVIDUAL SECURITIES

Since the Fund may invest in securities that are restricted, unlisted, traded infrequently, thinly traded, or relatively illiquid, there is the possibility of a differential between the last available market prices for one or more of those securities and the latest indications of market values for those securities. The Fund has procedures, approved by the board of trustees, to determine the fair value of individual securities and other assets for which market prices are not readily available (such as certain restricted or unlisted securities and private placements) or which may not be reliably priced (such as in the case of trade suspensions or halts, price movement limits set by certain foreign markets, and thinly traded or illiquid securities). Some methods for valuing these securities may include: fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities. The board of trustees oversees the application of fair value pricing procedures.

The application of fair value pricing procedures represents a good faith determination based upon specifically applied procedures. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were able to sell the security at approximately the time at which the Fund determines its Net Asset Value per share.

SECURITY VALUATION - CORPORATE DEBT SECURITIES

Corporate debt securities generally trade in the over-the-counter market rather than on a securities exchange. The Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. The Fund's pricing services may utilize independent quotations from bond dealers and bond market activity to determine current value.

SECURITY VALUATION - SENIOR SECURED CORPORATE LOANS

Senior secured corporate loans with floating or variable interest rates generally trade in the over-the-counter market rather than on a securities exchange. The Fund may value these portfolio securities by utilizing quotations from loan dealers and other financial institutions, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. These pricing services use independent market quotations from loan dealers or financial institutions and may incorporate valuation methodologies that incorporate multiple bond characteristics. These characteristics may include dealer quotes, issuer type, coupon, maturity, weighted average maturity, interest rate spreads and yield curves, cash flow and credit risk/quality analysis.


   (B)  PURCHASE OF FUND SHARES

The Fund engages in a continuous offering of its shares at a price equal to the Net Asset Value next determined after a purchase order is received in proper form. No sales charge is imposed on the Fund's shares. Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment. The Fund may suspend the continuous offering of its shares at any time without prior notice. Similarly, the Fund may resume the offering at any time. If there is a suspension of the offering of the Fund's shares, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

The Fund's shares have not been registered under the Securities Act of 1933, as amended (1933 Act), which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. This Prospectus is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act. Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at net asset value. In the interest of economy and convenience, certificates for Fund shares will not be issued. The Fund does not issue share certificates.

Shares of the fund are sold only to "accredited investors," as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors. It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.


Funds should be wired to the Fund's bank account at The Bank of New York Mellon, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share).


Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

    (C)  REDEMPTION OF FUND SHARES

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the Net Asset Value per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.


The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund. The U.S. federal income tax consequences to a shareholder on receipt of a distribution in partial or complete redemption of the shareholder's shares of the Fund are described below in Item 6(f), Tax Consequences.


Additional Policies. Please note that the Fund maintains additional policies and reserves certain rights, including:

   o In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

   o For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

   (D)  DIVIDENDS AND DISTRIBUTIONS

The Fund typically declares dividends each day that its net asset value is calculated and pays them monthly. Your account begins to receive dividends on the day after the Fund receives your investment and continues to receive dividends through the day it receives a request to sell your shares. Net realized capital gains, if any, may be distributed at least annually. The Fund does not pay "interest." The amount of any distribution from the Fund will vary and there is no guarantee that the Fund will pay either income dividends or capital gain distributions. The character of any such income dividends or capital gains in the hands of shareholders for U.S. federal income tax purposes is described below in Item 6(f), Tax Consequences. . (E) FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

The board of trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements. Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares

(F)   TAX CONSEQUENCES

Tax Consequences

The Fund should be treated as a separate partnership for federal income tax purposes, and not as an association taxable as a corporation, based on the Fund's organizational documents and the manner in which it intends to operate. The Fund will not be a "regulated investment company." The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in Treasury Regulations.

As a partnership, the Fund is not subject to U.S. federal income tax. Instead, each shareholder reports separately on its own income tax return its distributive share of the Fund's income, gains, losses, deductions and credits (including foreign tax credits or deductions for creditable or deductible foreign taxes imposed on the Fund). Each shareholder is required to report its distributive share of such items regardless of whether it has received or will receive a corresponding distribution of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of the shareholder's adjusted tax basis in the Fund shares.

When a shareholder sells or exchanges shares of the Fund (other than by redemption), the shareholder may have a capital gain or loss.

In general, a distribution in partial or complete redemption of a shareholder's shares of the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of the shareholder's entire interest in the Fund. Any loss may be recognized only if the shareholder redeems its entire interest in the Fund for money.

An allocable share of a tax-exempt shareholder's income may be "unrelated business taxable income" (UBTI) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

It is expected that a portion of the Fund's income may be subject to withholding at a 30% or lower treaty rate when paid to non-U.S. shareholders. In addition, non-U.S. shareholders may be allocated income effectively connected with a U.S. trade or business (for example, by the Fund regularly investing in direct Corporate Loans with the Fund serving as one of the Lenders, by investing in REIT residual interests or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal income tax purposes and which conducts a U.S. trade or business). In this case, the Fund generally would be required to withhold U.S. tax from the amount of effectively connected taxable income allocable to non-U.S. shareholders at the highest rate of tax applicable to U.S. taxpayers, and non-U.S. shareholders would be required to file U.S. tax returns.

A shareholder's distributive share of the Fund's income, and gains from the sale or exchange of a shareholder's Fund shares, generally are subject to state and local taxes in the jurisdiction in which the shareholder resides or is otherwise subject to tax.

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each shareholder's personal tax return. An audit may also result in an audit of nonpartnership items on a shareholder's tax return. Any audit of a shareholder's return may involve substantial accounting and/or legal fees and other costs to the shareholder for which the shareholder will have no right to reimbursement from the Fund.

THIS DISCUSSION OF "TAX CONSEQUENCES" IS NOT WRITTEN TO PROVIDE YOU WITH TAX ADVICE, AND DOES NOT PURPORT TO DEAL WITH ALL OF THE TAX CONSEQUENCES THAT MAY BE APPLICABLE TO YOUR INVESTMENT IN THE FUND. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES TO INVESTORS OF A TYPE THAT MAY BE SUBJECT TO TAX SPECIAL RULES. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR CIRCUMSTANCES BEFORE MAKING AN INVESTMENT IN THE FUND, OR ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF YOUR INVESTMENT IN THE FUND.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

ITEM 7.  DISTRIBUTION ARRANGEMENTS

   (A)  SALES LOADS

Not applicable.

   (B)  RULE 12B-1 FEES

Not applicable.

   (C)  ADDITIONAL INFORMATION ON MASTER FEEDER FUNDS

It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

As a master fund, the Fund may have one or more funds that serve as feeder funds. Any change to the fundamental investment objective or the fundamental investment restrictions would be submitted to all the feeder funds, as required within the feeder funds' jurisdiction. It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the feeder funds voted against the change.

THE RESPONSE TO ITEM 8 HAS BEEN OMITTED PURSUANT TO SECTION 2(B) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.






















                         FRANKLIN TEMPLETON INVESTMENTS

                       FRANKLIN FLOATING RATE MASTER TRUST

                      FRANKLIN FLOATING RATE MASTER SERIES


                                December 1, 2009


FORM N-1A, PART B

ITEM 9.

   (A)  COVER PAGE

Franklin Floating Rate Master Trust (Trust) is a diversified open-end management investment company that has one series of shares of beneficial interest, the Franklin Floating Rate Master Series (the "Fund"). The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.


This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus. It contains information in addition to the information in the Fund's Part A, which serves as its prospectus. The Fund's prospectus, dated December 1, 2009, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI together with the Fund's prospectus.


For a free copy of the current prospectus or annual report, contact your investment representative or call (800) DIAL BEN/(800) 342-5236.

Investment company shares, annuities, and other investment products:

      o are not insured by the Federal Deposit Insurance
        Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

      o are not deposits or obligations of, or guaranteed or endorsed by, any bank;

      o are subject to investment risks, including the possible loss of principal.


WHEN READING THIS PART B, YOU WILL SEE CERTAIN TERMS BEGINNING WITH CAPITAL LETTERS. THIS MEANS THE TERM IS EXPLAINED UNDER "USEFUL TERMS AND DEFINITIONS."



   (B)  TABLE OF CONTENTS


Item 9.............................................................


Item 10. Fund History..............................................


Item 11. Description of the Fund and its Investments and Risks.....


Item 12. Management of the Fund....................................


Item 13. Control Persons and Principal Holders of Securities.......


Item 14. Investment Advisory and Other Services....................


Item 15. Portfolio Managers........................................


Item 16. Brokerage Allocation and Other Practices..................


Item 17. Capital Stock and Other Securities........................


Item 18. Purchase, Redemption and Pricing of Shares................


Item 19. Taxation of the Fund......................................


Item 20. Underwriters..............................................


Item 21. Calculation of Performance Data...........................


Item 22. Financial Statements......................................


ITEM 10.  FUND HISTORY

The Trust is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) and filed its Certificate of Trust in the State of Delaware on November 16, 1999 and was initially registered as a closed-end management investment company with the Securities and Exchange Commission (SEC). On June 11, 2002, the board of trustees voted to register the Trust as an open-end management investment company, to amend the Trust's Agreement and Declaration of Trust and By-laws for the same purpose and to submit these changes to the vote of the Trust's shareholders. The Trust's shareholders approved these changes on June 26, 2002 by an affirmative vote of 100% of the shareholders.

After the Trust converted to an open-end investment company, each of the Trust's shareholders had the same number of shares and beneficial interest in the same NAV of the Trust as each did before the conversion. In the conversion, there were no taxable events for the Trust or its shareholders.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS, STRATEGIES AND RISKS

How Does the Fund Invest Its Assets?

INVESTMENT GOAL. The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.

Franklin Advisers, Inc. (Advisers), the Fund's investment manager, uses its credit analysis to select suitable investments for the Fund. The Fund seeks to achieve its goal by investing at least 80% of its net assets in Corporate Loans and Corporate Debt Securities that are made to, or issued by Borrowers that are U.S. companies, foreign borrowers and U.S. subsidiaries of foreign borrowers and that have Floating Interest Rates. Net assets for the 80% policy include the amount of any borrowings for investment purposes.

The following gives more detailed information about the Fund's investment policies and the types of investments that it may make. Please read this information together with the section "Investment Objectives, Principal Investment Strategies, and Related Risks" in the Prospectus.


BORROWING Under the 1940 Act and the SEC's current rules, exemptions and interpretations thereunder, the Fund may borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks. Under the 1940 Act, the Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise. In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund's holdings may be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund's net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

Under the 1940 Act, the Fund may also borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan shall be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

SEGREGATION OF ASSETS. The Fund also may enter into certain transactions, including derivative transactions, that can be viewed by the SEC staff as constituting a form of senior security issued by the Fund and thus similar to a borrowing. To the extent the Fund covers its commitments under such transactions by the segregation or "earmarking" of assets at least equal in value to the amount of the Fund's commitment thereunder, such an agreement will not be considered a "senior security."

BANK LOANS, LOAN ASSIGNMENTS AND LOAN PARTICIPATIONS AND
CORPORATE DEBT SECURITIES

CORPORATE LOANS. The Fund invests in floating interest rate corporate loans made to, and corporate debt securities issued by, U.S. and non-U.S. corporations, companies and other business organizations and their U.S. and non-U.S. subsidiaries, each of which is referred to as a borrower.

Corporate loans typically are structured and negotiated by a group of financial institutions, including in some cases, the Fund, each of which is referred to as a lender, that provide the monies loaned to the borrowers. In return, the borrowers pay interest and principal to the lenders. Such corporate loans typically pay interest rates that are re-determined periodically on the basis of a floating base lending rate such as the London Interbank Offered Rate (LIBOR) plus a premium. The Fund may acquire corporate loans directly at the time of closing or by buying an assignment of all or a portion of the corporate loan from a lender. The Fund may also acquire indirect ownership of the corporate loan by buying a loan participation from a lender. Corporate loans may include term loans and, to the extent permissible for the Fund, revolving credit facilities, prefunded L/C term loans, delayed draw term loans and receivables purchase facilities.

The Fund limits the amount of total assets that it will invest in any one issuer. For purposes of these limitations, the Fund generally will treat the borrower as the "issuer" of indebtedness held by the Fund. In loan participations, a bank or other lending institution serves as financial intermediary between the Fund and the borrower, the participation may not shift to the Fund the direct debtor-creditor relationship with the borrower. In this case, SEC interpretations require the Fund, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as "issuers" for these purposes. Treating a financial intermediary as an issuer of indebtedness may restrict a Fund's ability to invest in indebtedness related to a single financial intermediary, of intermediaries engaged in the same industry, even if the underlying borrowers represent different companies and industries.

NEGOTIATION AND ADMINISTRATION OF LOANS. Each type of corporate loan in which the Fund may invest typically is structured by a group of lenders. This means that the lenders participate in the negotiations with the corporate borrower and in the drafting of the terms of the corporate loan. The group of lenders often consists of commercial banks, thrift institutions, insurance companies, finance companies, other financial institutions, or in some cases investment companies such as the Fund. Under normal circumstances, the Fund will not act as the sole negotiator or sole originator for a corporate loan. One or more of the lenders usually administers the corporate loan on behalf of all the lenders; this lender is referred to as the Agent Bank.

THREE WAYS TO INVEST IN CORPORATE LOANS. The Fund may invest in corporate loans in one of three ways. The Fund may: (i) make a direct investment in a corporate loan by participating as one of the initial lenders; (ii) purchase a participation interest in a corporate loan; or (iii) purchase an assignment of a corporate loan. Participation interests are interests sold by a lender or other holders of participation interests, which usually represent a fractional interest in a corporate loan. An assignment represents a direct interest in a corporate loan or portion of a corporate loan previously owned by a different lender. Unlike where the Fund purchases a participation interest, the Fund will generally become a lender for the purposes of the relevant corporate loan agreement by purchasing an assignment.

1. DIRECT INVESTMENTS IN CORPORATE LOANS. It can be advantageous to the Fund to make a direct investment in a corporate loan as one of the initial lenders. When the Fund invests as an initial lender in a new corporate loan, the investment is typically made at a discount. This means that the Fund receives a return at the full interest rate for the corporate loan. Because secondary purchases of loans may be made at par, at a premium from par or at a discount from par, the Fund's return on such an investment may be lower than it would have been if the Fund had made a direct initial investment. At certain times when reduced opportunities for direct initial investment in corporate loans may exist, however, the Fund may be able to invest in corporate loans only through participation interests or assignments.

2. ASSIGNMENTS OF CORPORATE LOANS. If the Fund purchases an assignment of a corporate loan from a lender, the Fund will step into the shoes of the original lender. The Fund will have the right to receive payments directly from the corporate borrower and to enforce its contractual rights as a lender directly against the corporate borrower.

PARTICIPATION INTERESTS IN CORPORATE LOANS. In contrast to the purchase of an assignment, if the Fund purchases a participation interest either from a lender or a participant, the Fund typically will have established a direct contractual relationship with the seller of the participation interest, but not with the corporate borrower. Consequently, the Fund is subject to the credit risk of the lender or participant who sold the participation interest to the Fund, in addition to the usual credit risk of the corporate borrower. Therefore, when the Fund considers an investment in corporate loans through the purchase of participation interests, its manager will take into account the creditworthiness of the Agent Bank and any lenders and participants interposed between the Fund and the corporate borrower. These parties are referred to as Intermediate Participants.

LOAN PARTICIPATIONS. Loan participations may enable the Fund to acquire an interest in a corporate loan from a borrower, which it could not do directly. While loan participations generally trade at a discount, the Fund may buy participations trading at par or at a premium. Under normal market conditions, loan participations that sell at a discount may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are resolved, loan participations may appreciate in value.

In the event the corporate borrower fails to pay principal and interest when due, the Fund may have to assert rights against the borrower through an Intermediate Participant. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or Intermediate Participant who sold the participation interest to the Fund, the Fund may not have any exclusive or senior claim with respect to the lender's interest in the corporate loan, or in the collateral securing the corporate loan. Consequently, the Fund might not benefit directly from the collateral supporting the underlying corporate loan. The risk that the Intermediate Participant may become insolvent means that payments of principal and/or interest may be held up or not paid by such participant or such participant may not have the resources to assert its and the Fund's rights against the corporate borrower. Similar risks may arise with respect to the Agent Bank, as described below.

[OBJECT OMITTED]OBLIGATIONS TO MAKE FUTURE ADVANCES. For revolving credit facility corporate loans ("revolvers") and some types of delayed draw loans, lenders, including the Fund, and Intermediate Participants may have an obligation to make future advances to the corporate borrower at the demand of the borrower and may have certain other continuing obligations pursuant to the terms of these types of corporate loans. Receivables purchase facilities may be structured as revolvers that are secured by the borrower's receivables.

DELAYED DRAW TERM LOANS. Delayed draw term loans have characteristics of both revolvers and term loans, in that, before they are drawn upon by the borrower, they are similar to a revolver; however when they are drawn upon, they become fully and permanently drawn and are in essence term loans. These delayed draw term loans may be drawn upon by the borrower for the given commitment period for various purposes, including making acquisitions. The borrower pays a fee during the commitment period. Upon funding, when a loan is drawn upon, the loan becomes permanently funded, repaid principal amounts may not be reborrowed and interest accrues on the amount outstanding.


PREFUNDED L/C TERM LOANS. A prefunded L/C term loan (prefunded L/C loan) is a facility created by the borrower in conjunction with the Agent Bank as issuers of the loan. The prefunded L/C loan is backed by letters of credit (each letter, an "L/C"). Each lender such as the Fund, in a prefunded L/C loan (sometimes referred to as a funded letter of credit facility) fully funds its commitment amount to the Agent Bank for the facility. The funds are held by the Agent Bank solely to satisfy a prefunded L/C loan lender's obligation to the Agent Bank under the facility. The funds paid by the lenders are invested by the Agent Bank as deposits that pay interest usually approximating a benchmark rate, such as LIBOR, which is paid to the borrower. Generally, the borrower, via the Agent Bank, pays the lenders an interest rate, equivalent to the fully drawn spread plus the benchmark rate, usually LIBOR. The funds will be returned to the Fund as a lender upon termination of the prefunded L/C loan (and upon satisfaction of all obligations). Under the terms of the prefunded L/C loan agreement, a lender, such as the Fund, may sell and assign all or a portion of its interest in the loan to another lender so long as the other lender is eligible and agrees to the terms and conditions of the prefunded L/C loan agreement.

Whenever the borrower needs funds, it draws against the prefunded L/C loan and the Agent Bank makes payment to the borrower by withdrawing some of the amount invested as deposits. Consequently, the lenders do not have to advance any additional funds at the time the borrower draws against the prefunded L/C loan.

RISKS OF INVESTMENTS IN CORPORATE LOANS

CREDITWORTHINESS. Lending to companies with poor creditworthiness involves substantially greater risks to the Fund, and may be highly speculative. Some companies may never pay off their loans, or may pay only a small fraction of the amount owed. Consequently, when lending to companies with poor credit, the Fund bears a substantial risk of losing the entire amount invested. In addition, loans may be issued in leveraged or highly leveraged transactions. This means that the borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives; there is no guarantee, however, that the borrower will achieve its business objectives. Loans issued in leveraged or highly leveraged transactions are subject to greater credit risks than other loans, including an increased possibility that the borrower might default or go into bankruptcy.


NONPAYMENT OF INTEREST AND/OR PRINCIPAL. Corporate loans and other floating-rate or fixed-rate debt instruments are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a likely reduction in the value of the investment and a potential decrease in the net asset value of the Fund

INSUFFICIENT COLLATERAL. The terms of each senior secured corporate loan and corporate debt security require that the collateral securing the obligation have a fair market value at least equal to 100% of the amount of such corporate loan at the time of the loan. The manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. The collateral may consist of various types of assets or interests including tangible or intangible assets, working capital assets, such as accounts receivable or inventory, or tangible fixed assets, such as real property, buildings and equipment, tangible or intangible assets, such as trademarks, copyrights and patent rights, or security interests in securities of subsidiaries or affiliates. It may include intangible assets, such as trademarks, copyrights and patent rights, or security interests in securities of subsidiaries or affiliates. The Borrower's owners may provide additional security.

The value of the collateral, however, may decline following investment by the Fund in the corporate loan. Also, collateral may be difficult to sell or liquidate and there are other risks which may cause the collateral to be insufficient in the event of a default. Consequently, there can be no assurance that the liquidation of any collateral securing a corporate loan would satisfy the borrower's obligation in the event of nonpayment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a corporate loan. Collateral securing a corporate loan may lose all or substantially all of its value in the event of bankruptcy of a borrower. Some corporate loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could order currently existing or future indebtedness of the corporate borrower to be paid ahead of the corporate loans. This order could make repayment of the corporate loans in part or in full less likely. The Court could take other action detrimental to the holders of the corporate loans including, in certain circumstances, invalidating such corporate loans or causing interest previously paid to be refunded to the borrower. If interest were required to be refunded, it could negatively affect the Fund's performance.

PUBLICLY AVAILABLE INFORMATION AND RATINGS. Many corporate loans in which the Fund may invest may not be rated by a rating agency, will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange. The amount of public information available with respect to corporate loans will generally be less than that available for registered or exchange listed securities. In evaluating the creditworthiness of borrowers, the Manager may consider, and may rely in part, on analyses performed by others. Borrowers may have outstanding debt obligations that are rated below investment grade by a rating agency. Corporate loans held by the Fund directly or as a participation interest or assignment of the loan may be assigned ratings below investment grade by a rating agency, or be unrated but judged by the manager to be of comparable quality.

NON-RATED SECURITIES. The Fund's investments may be either unrated or rated by one or more rating agencies, such as S&P or Moody's. These organizations rate obligations by grading the company issuing the obligations based upon its financial soundness. When the Fund is considering investing in an obligation that is unrated, the manager will determine its quality.

LIQUIDITY OF CORPORATE LOANS. The manager generally considers corporate loans, loan participations and assignments of corporate loans to be liquid. To the extent such investments are deemed to be liquid by the manager, they will not be subject to the Fund's restrictions on investments in illiquid securities. Prefunded L/C loans, delayed draw loans and receivables purchase facilities are somewhat newer types of loans to corporations, but generally also permit the lenders, including the Fund, to assign and transfer their interests in such loans to other parties. Generally, a liquid market with institutional buyers exists for such interests. The manager monitors each type of loan and/or loan interest in which the Fund is invested to determine whether it is liquid consistent with the liquidity procedures adopted by the Fund.

However, no active trading market may exist for some corporate loans and some corporate loans may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value on sale of a corporate loan and thus cause a material decline in the Fund's net asset value. In addition, the Fund may not be able to readily sell its corporate loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded. As a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of corporate loans, the Fund's yield may be lower.

RISKS BASED ON AGENT BANKS AND/OR INTERMEDIATE PARTICIPANTS. The Agent Bank is a lender that administers the corporate loan. The Agent Bank typically is responsible for collecting principal, interest and fee payments from the corporate borrower. The Agent Bank then distributes these payments to all lenders that are parties to the corporate loan or own participation interests herein. The Fund will not act as an Agent Bank. The Fund generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments. The Fund will also rely on the Agent Bank to take appropriate actions against a corporate borrower that is not making payments as scheduled. Typically, the Agent Bank is given broad discretion in enforcing the terms of the corporate loan, and is required to use only the same care it would use in the management of its own property. The corporate borrower compensates the Agent Bank for these services. Such compensation may include special fees paid at the start of corporate loans and other fees paid on a continuing basis.

In the event that a corporate borrower becomes bankrupt or insolvent, the borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant.

There is a risk that an Agent Bank may have financial difficulty. An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority. If this happens, assets held by the Agent Bank under the corporate loan should remain available to holders of corporate loans, including the Fund. However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors. The Fund might incur costs and delays in realizing payment on a corporate loan or might suffer a loss of principal or interest. Similar risks arise in situations involving Intermediate Participants, as described above.

RESTRICTIVE COVENANTS. The borrower under a corporate loan generally must comply with various restrictive covenants contained in any corporate loan agreement between the borrower and the lending syndicate or in any trust indenture or comparable document in connection with a corporate debt security. A restrictive covenant is a promise by the borrower to take certain actions that protect, or not to take certain action that may impair, the rights of lenders. These covenants, in addition to requiring the scheduled payment of interest and principal, may include restrictions on dividend payments and other distributions to shareholders, provisions requiring the borrower to maintain specific financial ratios or relationships regarding, and/or limits on, total debt. In addition, a covenant may require the borrower to prepay the corporate loan or corporate debt security with any excess cash flow. Excess cash flow generally includes net cash flow after scheduled debt service payments and permitted capital expenditures, among other things, as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after giving effect to any cure period) in a corporate loan agreement which is not waived by the Agent Bank and the lending syndicate normally is an event of acceleration. This means that the Agent Bankand/or Lender has the right to demand immediate repayment in full of the outstanding corporate loan. Acceleration may also occur in the case of the breach of a covenant in a corporate debt security document.

Some of the loans available in the market are known as "covenant lite." These loans contain fewer or no maintenance covenants. A covenant lite loan does not include the legal clauses which allow a lender to control and track the performance of a company and declare a default if certain criteria are breached. The Fund may experience delays in enforcing its rights on its holdings of covenant lite loans.


SWAP AGREEMENTS Swap agreements are contracts between the Fund and, typically, a brokerage firm, bank or other institutional buyers (swap counterparty) for periods ranging from a few days to more than a year. In a basic swap transaction, the two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular "notional amount" of value of predetermined investments or instruments (swap transaction). The notional amount is the set dollar or other currency value selected by the parties to use as the basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The parties do not actually invest the notional amount in any investment or instrument. Instead, they agree to exchange the returns that would be earned or realized if the notional amount were invested in given investments or at given interest rates. Examples are investments in a particular security, at a particular fixed or variable interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. In some cases, for example, currency swaps, the swap agreement may include the delivery of the entire principal value of one designated currency for the other designated currency.

The Fund will generally enter into swap agreements on a net basis, which means that the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. The Fund's obligations (or rights) under a swap agreement on a net basis will generally be the net amount to be paid or received under the agreement based on the relative values of the obligations of each party upon termination of the agreement or at set valuation dates. The Fund will accrue its obligations under a swap agreement daily (offset by any amounts the counterparty owes the Fund). If the swap agreement provides for other than a net basis, the full amount of the Fund's obligations will be accrued on a daily basis. To limit potential leveraging of the Fund's portfolio, the Fund has adopted procedures to cover any accrued but unpaid net or full amounts owed to a swap counterparty by designating, on a daily basis, as segregated, liquid assets (not otherwise encumbered) equal in current market value to such swap amounts owed. Under the procedures, the Fund designates the segregated assets by appropriate notation on the books of the Fund or its custodian. To the extent the Fund enters into swap agreements for good faith hedging purposes and the Fund's swap obligations are fully covered by an offsetting asset or right of the Fund, the obligations will not be subject to the Fund's segregated assets procedures. The manager and the Fund believe that swap agreement obligations that are covered, either by an offsetting asset or right or by the Fund's segregated assets procedures (or a combination thereof), are not senior securities under the Investment Company Act of 1940, as amended (1940 Act) and are not subject to the Fund's borrowing restrictions.

The use of swap transactions is a highly specialized activity, which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Whether the Fund will be successful in using swap agreements to achieve its investment objective depends on the ability of the manager correctly to predict which types of investments are likely to produce greater returns. If the manager, in using swap agreements, is incorrect in its forecasts of market values, interest rates, currency exchange rates or other applicable factors, the investment performance of the Fund will be less than its performance would be using other investments.

The risk of loss to the Fund for swap transactions on a net basis depends on which party is obligated to pay the net amount to the other party. If the counterparty is obligated to pay the net amount to the Fund, the risk of loss to the Fund is loss of the entire amount that the Fund is entitled to receive. If the Fund is obligated to pay the net amount, the Fund's risk of loss is limited to that net amount. If the swap agreement involves the exchange of the entire principal value of a security, the entire principal value of that security is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

Because swap agreements may have terms of greater than seven days, they may be illiquid and, therefore, subject to the Fund's limitation on investments in illiquid securities. If a swap transaction is particularly large or if the relevant market is illiquid, the Fund may not be able to establish or liquidate a position at an advantageous time or price, which may result in significant losses. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell. The swap markets have grown substantially in recent years, however, with a large number of banks and investment banking firms acting both as principals and agents, utilizing standardized swap documentation. As a result, the swap markets have become relatively liquid in comparison with markets for other derivative instruments that are traded in the interbank market.

Swap agreements are not traded on exchanges and are not subject to government regulation like exchange markets. As a result, swap participants are not as protected as participants on organized exchanges. Performance of a swap agreement is the responsibility only of the swap counterparty and not of any exchange or clearinghouse. As a result, the Fund is subject to the risk of the inability or refusal to perform such agreement by the counterparty. No limitations on daily price movements or speculative position limits apply to swap transactions. Counterparties may, however, limit the size or duration of positions to the Fund as a consequence of credit considerations. The Fund risks the loss of the accrued but unpaid amount under a swap agreement, which could be substantial, in the event of default by, or insolvency or bankruptcy of, a swap counterparty. In such an event, the Fund will have contractual remedies pursuant to the swap agreements, but bankruptcy and insolvency laws could affect the Fund's rights as a creditor. If the counterparty's creditworthiness declines, the value of a swap agreement would be likely to decline, potentially resulting in losses. The manager will approve a counterparty for a swap agreement of the Fund only if the manager deems the counterparty to be creditworthy under the Fund's Counterparty Credit Review Standards, adopted and reviewed annually by the board of trustees.

Certain Internal Revenue Service positions may limit the Fund's ability to use swap agreements in a desired tax strategy. It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund's ability to benefit from using swap agreements, or could have adverse tax consequences.

INTEREST RATE SWAPS. An interest rate swap is an agreement between two parties to exchange interest rate obligations, one based on an interest rate fixed to maturity while the other is based on an interest rate that changes in accordance with changes in a designated benchmark (for example, the London Interbank Offered Rate (LIBOR), Prime Rate, commercial paper, or other benchmarks). By swapping fixed payments for floating payments, an interest rate swap is a vehicle to hedge interest rate risk. The Fund will generally enter into interest rate swap agreements on a net basis. The obligations to make repayment of principal on the underlying securities are not exchanged. Similarly, the right to receive such repayment of principal is not transferred. In addition, interest rate swaps generally do not involve the delivery of securities, other underlying assets or principal.

Interest rate swap transactions generally require the participation of an intermediary, frequently a bank. For example, the first entity, which holds a fixed-rate obligation, transfers the obligation to the intermediary. The first entity is then obligated to pay to the intermediary a floating rate of interest, generally including a fractional percentage as a commission for the intermediary. The intermediary also makes arrangements with the second entity, which holds a floating-rate obligation that substantially mirrors the obligation desired by the first entity. In return for assuming the fixed-rate obligation, the second entity will pay the intermediary all sums that the intermediary pays on behalf of the first entity, plus an arrangement fee and other agreed upon fees. Interest rate swaps are generally used to permit the party seeking a floating rate obligation the opportunity to acquire such obligation at a rate lower than is directly available in the credit markets, while permitting the party desiring a fixed-rate obligation the opportunity to acquire such a fixed-rate obligation, also frequently at a rate lower than is directly available in the credit markets. The success of such a transaction depends in large part on the availability of fixed-rate obligations at interest (or coupon) rates low enough to cover the costs involved. An interest rate swap transaction is affected by changes in interest rates, which, in turn, may affect the prepayment rate of any underlying debt obligations upon which the interest rate swap is based.

The Fund will not enter into any interest rate hedging or swap transaction unless the manager considers the credit quality of the unsecured senior debt, or the claims-paying ability of the other party, to be investment grade. If there is a default by the counterparty to such a transaction, bankruptcy and insolvency laws could affect the Fund's rights as a creditor.

Since interest rate transactions are individually negotiated, the manager expects to achieve an acceptable degree of correlation between the Fund's rights to receive interest on Corporate Loans and Debt Securities and its rights and obligations to receive and pay interest pursuant to interest rate swaps.



CREDIT DEFAULT SWAPS. The Fund may be a buyer or seller of credit default swaps. The "buyer" in a credit default swap agreement is obligated to pay the "seller" a periodic stream of payments over the term of the contract in return for a contingent payment upon the occurrence of a credit event with respect to an underlying reference obligation. Generally, a credit event means bankruptcy, failure to pay, obligation acceleration or modified restructuring. The contingent payment may be a cash settlement or the physical delivery of the reference obligation in return for payment of the face amount of the obligation. If no credit event occurs, the seller would receive a fixed rate of income throughout the term of the contract, while the buyer would lose the amount of its payments and recover nothing. The buyer is subject to the risk that the seller will not satisfy its contingent payment obligation, if and when due. In addition, credit default swaps are subject to general market risk, liquidity risk and credit risk. When the Fund is the seller of a swap contract, it receives the stream of payments but is obligated to pay upon a credit event with respect to the referenced debt obligation. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total assets, the Fund would be subject to investment exposure on the notional amount of the swap.

COLLATERALIZED LOAN OBLIGATIONS The Fund may invest in collateralized loan obligations (CLOs) and other similarly structured securities. CLOs are interests in a trust typically collateralized by a pool of corporate loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans made to domestic and foreign borrowers, including loans that may be rated below investment grade or equivalent unrated loans.


In a CLO, the interests in the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the "equity" tranche which bears the bulk of defaults barring more from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in severe, and generally unforeseen, defaults or collateral payments circumstances. Because they are partially protected from defaults, senior tranches from a CLO trust typically have higher ratings and lower yields than the underlying collateral securities held by the trust, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.


The risks of an investment in a CLO depend largely on the type of collateral securities held by the Trust and the tranche of the CLO in which a Fund invests. Investment risk may also be affected by the performance of a CLO's collateral manager (the entity responsible for selecting and managing the pool of collateral securities held by the CLO trust), especially during a period of market volatility like that recently experienced. Normally, CLOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CLOs may be characterized by a Fund as illiquid securities; however an active dealer market may exist for CLOs allowing a CLO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities (E.G., interest rate risk, credit risk and default risk), CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or go into default; (iii) the Fund may invest in tranches of a CLO that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Certain issuers of structured investments may be deemed to be "investment companies" as defined in the 1940 Act. As a result, a Fund's investment in these structured investments may be limited by the restrictions contained in the 1940 Act. Structured investments are often sold in private placement transactions. To the extent such investments are illiquid, they will be subject to a Fund's restrictions on investments in illiquid securities.


LOANS OF PORTFOLIO SECURITIES To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, earn additional income. For each loan, the borrower must maintain with the Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with an initial market value at least equal to 102% of the market value of the domestic securities loaned (or 105% of the market value of foreign securities loaned), including any accrued interest thereon. Such collateral will be marked-to-market daily, and if the coverage falls below 100%, the borrower will be required to deliver additional collateral equal to at least 102% of the market value of the domestic securities loaned (or 105% of the foreign securities loaned).

The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

The Fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market. The value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased. Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund. Investing this cash subjects that investment, as well as the securities loaned, to market appreciation or depreciation.

Loans of portfolio securities may not exceed 33 1/3% of the value of the Fund's total assets (including all collateral as part of the Fund's total assets), measured at the time of the most recent loan.

The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's Board of Trustees (I.E., banks or broker-dealers that the investment manager has determined are not apparently at risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan).

ILLIQUID INVESTMENTS. Generally, an "illiquid security" is any security that cannot be disposed of within seven days and in the ordinary course of business at approximately the amount at which the Fund has valued the instrument. Difficulty, or delay, in selling a security may result in a loss to the Fund. The Fund may invest in securities legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws). The sale of restricted or illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the OTC markets. Restricted securities often sell at a price lower than similar securities that are not subject to restrictions on resale. To the extent the investment manager determines there is a liquid institutional or other market for these securities, the Fund considers them to be liquid securities. An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed. See "Restricted Securities" below.

The Fund's board of trustees will review any determination by the investment manager to treat a restricted security as liquid. In determining whether a restricted security is properly considered a liquid security, the investment manager and the board will take into account the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers;
(iii) dealer undertakings to make a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (E.G., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security).

The risk to the Fund in holding illiquid securities is that they may be more difficult to sell if the Fund wants to dispose of the security in response to adverse developments or in order to raise money for redemptions or other investment opportunities. Illiquid trading conditions may also make it more difficult for the Fund to realize a security's fair value.

RESTRICTED SECURITIES Subject to the Fund's percentage limitation on illiquid securities, the board has authorized the Fund to invest in restricted securities. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the holder of an unregistered security may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.
To the extent the manager determines there is a liquid institutional or other market for these securities, the Funds consider them to be liquid securities. An example of these securities are restricted securities that may be freely transferred among qualified institutional buyers under Rule 144A under of the 1933 Act (Rule 144A securities), and for which a liquid institutional market has developed. The board will review any determination by the manager to treat a restricted security as a liquid security on an ongoing basis, including the manager's assessment of current trading activity and the availability of reliable price information. In determining whether a restricted security is properly considered a liquid security, the manager and the board will take into account the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) dealer undertakings to make a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). Due to changing market or other factors, Rule 144A securities may be subject to a greater possibility of becoming illiquid than securities that have been registered with the SEC for sale. In addition, the Fund's purchase of Rule 144A securities may increase the level of the security's illiquidity, as some institutional buyers may become uninterested in purchasing such securities after the Fund has purchased them. Notwithstanding the restriction on the resale of restricted securities, a secondary market exists for many of these securities. As with other securities in the Funds' portfolios, if there are readily available market quotations for a restricted security, it will be valued, for purposes of determining the Fund's net asset value per share, within the range of the bid and ask prices. If no quotations are available, the security will be valued at fair value in accordance with procedures adopted by the board.

WARRANTS AND OTHER EQUITY SECURITIES To a limited extent, the Fund also may acquire Warrants and other Equity Securities. The Fund will only acquire such Warrants and Equity Securities to the extent that they are acquired in connection with or incidental to the Fund's other investment activities.

REPURCHASE AGREEMENTS Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a period of time (generally less than seven days) at a higher price, which reflects currently prevailing short term interest rates. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by the Fund in each repurchase agreement as collateral. The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund's investment restriction on illiquid securities.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. When-issued, delayed delivery and to-be-announced (TBA) transactions are arrangements under which the Fund buys loans or securities that have been authorized but not yet issued, with payment for and delivery of the security scheduled for a future time. Purchases of debt securities on a when-issued or delayed delivery basis are subject to the risk that the value or the yields at delivery may be more or less than the purchase price or yields available when the transaction was entered into. To the extent the Fund engages in these transactions, it will do so only for the purpose of acquiring portfolio securities consistent with its investment goals and policies. Although the Fund will generally buy securities on a when-issued or TBA basis with the intention of holding the securities, the Fund may sell the securities before the settlement date if the investment manager believes it is advisable to do so.

When the Fund is the buyer in this type of transaction, it will segregate on its books or those of its custodian bank, cash or liquid securities having an aggregate value equal to the amount of the Fund's purchase commitments until payment is made. These assets will be marked to market daily and the Fund will increase the aggregate value of the assets, as necessary, to ensure that the assets are equal to 100% of the amount of the Fund's commitments. As a buyer in one of these transactions, the Fund relies on the seller to complete the transaction. The seller's failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Entering into a when-issued, delayed delivery or TBA transaction is a form of leverage that may affect changes in net asset value to a greater extent.


FUNDAMENTAL INVESTMENT POLICIES

The Fund has adopted the following restrictions as fundamental policies. These restrictions may not be changed without the approval of a majority of the Fund's outstanding shares. Under the 1940 Act, this means the lesser of (i) 67% of the Fund's shares represented at a meeting at which more than 50% of the Fund's outstanding shares are represented or (ii) more than 50% of the Fund's outstanding shares. None of the following restrictions shall be construed to prevent the Fund from investing all of its assets in another management investment company with an investment goal, policies and restrictions that are substantially the same as the investment goal, policies and restrictions of the Fund. As a matter of fundamental policy, the Fund may not:

1. Borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

2. Act as an underwriter except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

3. Make loans if, as a result, more than 33 1/3 percent of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

4. Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

5. Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) engaging in transactions involving currencies and futures contracts and options thereon or (ii) investing in securities or other instruments that are secured by physical commodities.

6. Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

7. Invest more than 25% of the Fund's net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. For purposes of this restriction, the Fund currently considers such companies to include the Borrower, the Agent Bank and any Intermediate Participant (as defined in the Fund's Prospectus).

8. Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of the Fund's total assets would be invested in such issuer or
    (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund's total assets may be invested without regard to such 5% and 10% limitations.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions, except that with respect to borrowing, if the borrowing exceeds the Fund's percentage restriction on borrowing, the Fund will reduce its borrowing within three days to no more than the percentage restriction.

NON-FUNDAMENTAL INVESTMENT POLICIES

In addition, the Fund has adopted the following non-fundamental investment policies, which may be changed without shareholder approval:

1. The Fund requires that at the end of the close of each business quarter not more than 25% of its total assets will be invested in securities of a single issuer (including corporate loans but excluding US government securities or the securities of regulated investment companies) and in respect of 50% of its total assets, not more than 5% of its assets will be invested in the securities of any one issuer and securities held by the Fund will not consist of more than 10% of any single issuer's outstanding voting securities.

2. The Fund does not intend to invest more than 20% of its assets in the obligations of entities in any single industry.

3. The Fund may not invest more than 15% of its net assets in illiquid securities. Illiquid securities for these purposes are securities which may not be converted to cash for a period of 10 days.*

4. The Fund may not invest more than 10% of its net assets in securities that are not listed, traded or dealt in on Recognized Markets.

5. Subject to (6) and (7) below, the Fund may not invest more than 10% of its net assets in securities issued by a single issuer. Related companies/institutions are regarded as a single issuer for the purpose of this restriction.

6. The Fund may not maintain more than 10% of its net assets on deposit with any one institution. This limit is increased to 30% for deposits with, or securities evidencing deposits issued by, or securities guaranteed by; (i) an EU credit institution; (ii) a bank authorized in a member state of the European Free Trade Association (EFTA); (iii) a bank authorized by a signatory state (other than an EU Member State of EFTA) to the Basle Capital Convergence Agreement of July 1998 (Canada, Japan, United States); or (iv) the Custodian of the Company or a bank that is an affiliate of the Custodian of the Company. Related companies and institutions are regarded as a single issuer for the purposes of this restriction.

7. The Fund may invest up to 100% of its net assets in different securities issued or guaranteed by any EU member state or any local authority of an EU member state or by Australia, Canada, Japan, New Zealand, Norway, Switzerland and the United States of America or by any of the following public international bodies of which one or more EU member states are members: the European Investment Bank, the Asian Investment Bank, the World Bank, Euratom, the European Coal and Steel Community, the European Bank for Reconstruction and Development; the International Finance Corporation, the International Bank for Reconstruction and Development and the Inter-American Development Bank. In such circumstances the Fund must hold securities from at least six different issues with securities from any one issue not exceeding 30% of its Net Asset Value.

8. The Fund may not own more than 10% of any class of security issued by any single issuer, unless the issuer is an open-ended collective investment scheme. The Fund may not invest more than 20% of it net assets in another open-ended collective investment scheme. Where investment is made into another collective investment scheme managed by the same management company or by an associated or related company, the manager of the scheme in which the investment is being made will waive the preliminary/initial charge which it is entitled to charge for its own account in relation to the acquisition of units. If a commission is received by the manager by virtue of an investment in the shares of another collective investment scheme and that other collective investment scheme is managed by a related company then this commission will be paid into the property of the Fund.

9. The Fund may not make short sales of securities or trade securities not owned by it or for its account or otherwise maintain a short position.

10. The Fund's borrowings may not exceed 25% of its net asset value. Repurchase and securities lending agreements used for efficient portfolio management purposes shall not be regarded as borrowings for the purposes of this limitation.

11.   The Fund may not invest more than 5% of its net assets in warrants.

*The Fund is subject to the following more restrictive limitation, which the SEC has provided as guidance for open-end funds: Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of seven days, generally because they are not readily marketable or are subject to restrictions on resale.



The non-fundamental investment restrictions referred to above, except with respect to borrowing, apply at the time of the purchase of the investments. If the limits set out above are exceeded for reasons beyond the control of the Fund, or as a result of the exercise of subscription rights, the Fund must adopt as a priority objective the remedying of that situation, taking due account of the interests of shareholders. For the avoidance of doubt the Fund will not take or seek to take legal or management control of the issuer of any of its underlying investments.

INVESTMENTS, TECHNIQUES, STRATEGIES AND THEIR RISKS

FOREIGN INVESTMENTS.


FOREIGN CORPORATE LOANS AND DEBT SECURITIES. The Fund may invest in corporate loans and corporate debt securities that are made to, or issued by, foreign borrowers or U.S. subsidiaries of non-U.S. borrowers. The investment manager will evaluate the creditworthiness of non-U.S. borrowers by using the same analysis that it uses for U.S. borrowers. The Fund may also invest in corporate loans to and corporate debt securities issued by U.S. borrowers that have significant non-U.S. dollar-denominated revenues. However, the Fund typically invests in loans or securities that are U.S. dollar-denominated or otherwise provide for payment in U.S. dollars.

Investors should consider carefully the substantial risks involved in loans and debt securities of companies located in, or having substantial operations in, foreign nations, which are in addition to the usual risks inherent in domestic investments. The holding of foreign securities may be limited by the Fund to avoid investment in certain Passive Foreign Investment Companies (PFICs) and the imposition of a PFIC tax on the Fund resulting from such investments.
The value of foreign (and U.S.) securities is affected by general economic conditions and individual company and industry earnings prospects. While foreign securities may offer significant opportunities for gain, they also involve additional risks that can increase the potential for losses in the Fund. These risks can be significantly greater for investments in emerging markets. There is the possibility of cessation of trading on national exchanges, expropriation, nationalization of assets confiscatory or punitive taxation, withholding and other foreign taxes on income or other amounts, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, or diplomatic developments that could affect investments in securities of issuers in foreign nations. There is no assurance that the investment manager will be able to anticipate these potential events or counter their effects. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar. There may be less publicly available information about foreign issuers comparable to the reports and ratings published about issuers in the U.S. Foreign issuers generally are not subject to uniform accounting or financial reporting standards, and auditing practices and requirements may not be comparable to those applicable to U.S. issuers. From time to time, trading in a foreign market may be interrupted. Foreign markets also have substantially less volume than the NYSE and securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. The Fund, therefore, may encounter difficulty in obtaining market quotations for purposes of valuing its portfolio and calculating its net asset value. Certain countries' financial markets and services are less developed than those in the U.S. or other major economies. In many foreign countries there is less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S. Over the counter markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated. Commission rates in foreign countries, which generally are fixed rather than subject to negotiation as in the U.S., are likely to be higher. Foreign security trading, settlement and custodial practices (including those involving securities settlement where assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, may be cumbersome and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign subcustodian. The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgment with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts. The costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.
Certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company, or limit the investment of foreign persons to only a specific class of securities of an issuer that may have less advantageous terms than securities of the issuer available for purchase by nationals. Although securities subject to such restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions. Furthermore, in some countries the repatriation of investment income, capital and proceeds of sales by foreign investors may require governmental registration and/or approval. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for repatriation. The Fund's investments in foreign securities may increase the risks with respect to the liquidity of the Fund's portfolio. This could inhibit the Fund's ability to meet a large number of shareholder redemption requests in the event of economic or political turmoil in a country in which the Fund has a substantial portion of its assets invested or deterioration in relations between the U.S. and the foreign country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Fund invests a significant portion of its assets in a specific geographic region, the Fund will generally have more exposure to regional economic risks associated with such foreign investments than a fund whose investments are more geographically diversified.

DEVELOPING MARKETS. Investments in companies domiciled in developing countries may be subject to potentially higher risks than investments in developed countries. These risks include, among others (i) less social, political and economic stability; (ii) the smaller size of the markets for such securities and the currently low or nonexistent volume of trading, which result in a lack of liquidity and in greater price volatility; (iii) certain national policies which may restrict the Fund's investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation; (v) the absence of developed regulatory or legal structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) the absence, until recently in many developing countries, of a capital market structure or market-oriented economy; (vii) the financial institutions with which the Fund may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets; and (viii) the possibility that recent favorable economic developments in some developing countries may be slowed or reversed by unanticipated political or social events in such countries.
In addition, many of the countries in which the Fund may invest have experienced substantial, and during some periods, extremely high rates of inflation, for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain countries. Moreover, the economies of some developing countries may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, debt burden, capital reinvestment, resource self-sufficiency and balance of payments position. The economies of some developing countries may be based on only a few industries, and may be highly vulnerable to changes in local or global trade conditions. Settlement systems in developing countries may be less well organized than in developed markets. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Fund may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the "Counterparty") through whom the relevant transaction is effected might result in a loss being suffered by the Fund. The Fund will seek, where possible, to use counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Fund will be successful in eliminating or reducing this risk, particularly as counterparties operating in developing countries frequently lack the substance, capitalization and/or financial resources of those in developed countries. There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Fund. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Fund's claims in any of these events.

Trading in the securities of developing markets presents additional credit and financial risks. The Fund may have limited access to, or there may be a limited number of, potential counterparties that trade in the securities of developing market issuers. Governmental regulations may restrict potential counterparties to certain financial institutions located or operating in the particular developing market. Potential counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Fund may not be able to reduce or mitigate risks related to trading with developing market counterparties. The Fund will seek, where possible, to use counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

The local taxation of income and capital gains accruing to non-residents varies among developing countries and, in some cases, is comparatively high. In addition, developing countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Fund will seek to reduce these risks by careful management of its assets. However, there can be no assurance that these efforts will be successful. Many developing countries suffer from uncertainty and corruption in their legal frameworks. Legislation may be difficult to interpret and laws may be too new to provide any precedential value. Laws regarding foreign investment and private property may be weak or non-existent. Investments in developing countries may involve risks of nationalization, expropriation and confiscatory taxation. For example, the Communist governments of a number of Eastern European countries expropriated large amounts of private property in the past, in many cases without adequate compensation, and there can be no assurance that such expropriation will not occur in the future. In the event of expropriation, the Fund could lose all or a substantial portion of any investments it has made in the affected countries. Accounting, auditing and reporting standards in certain countries in which the Fund may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets. In addition, it is possible that purported securities in which the Fund invested may subsequently be found to be fraudulent and as a consequence the Fund could suffer losses.
Finally, currencies of developing countries are subject to significantly greater risks than currencies of developed countries. Some developing market currencies may not be internationally traded or may be subject to strict controls by local governments, resulting in undervalued or overvalued currencies. Some developing market countries have experienced balance of payment deficits and shortages in foreign exchange reserves. Governments have responded by restricting currency conversions. Future restrictive exchange controls could prevent or restrict a company's ability to make dividend or interest payments in the original currency of the obligation (usually U.S. dollars). In addition, even though the currencies of some developing countries, such as certain Eastern European countries, may be convertible into U.S. dollars, the conversion rates may be artificial to the actual market values and may be adverse to the Fund's shareholders.

CURRENCY. If the Fund holds securities denominated in foreign currencies, changes in foreign currency exchange rates will affect the value of what the Fund owns and, therefore, its share price. In addition, changes in foreign currency exchange rates will affect the Fund's income and distributions to shareholders. Some countries in which the Fund may invest also may have fixed or managed currencies that are not free-floating against the U.S. dollar. Certain currencies may not be internationally traded. To the extent that the investment manager intends to hedge currency risk, the Fund endeavors to buy and sell foreign currencies on as favorable a basis as practicable. Some price spread in currency exchange (to cover service charges) may be incurred, particularly when the Fund changes investments from one country to another or when proceeds of the sale of shares in U.S. dollars are used for the purchase of securities in foreign countries. Some countries may adopt policies that would prevent the Fund from transferring cash out of the country or withhold portions of interest and dividends at the source.

    (D)  TEMPORARY DEFENSIVE POSITION

When the manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term debt instruments, including U.S. government securities, high grade commercial paper, repurchase agreements and other money market equivalents. To the extent allowed by exemptions granted under the 1940 Act and the Fund's other investment policies and restrictions, the manager also may invest the Fund's assets in shares of one or more money market funds managed by the manager or its affiliates. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economies of the countries where the Fund invests. The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. When the Fund's assets are invested in temporary investments, the Fund may not be able to achieve its investment goal.


ITEM 12.  MANAGEMENT OF THE FUND

   (A)  MANAGEMENT INFORMATION

The name, year of birth and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years and number of portfolios overseen in the Franklin Templeton fund complex are shown below.


INDEPENDENT BOARD MEMBERS
-----------------------------------------------------------------
                                    NUMBER
                                    OF
                                    PORTFOLIOS
                                    IN FUND
                                    COMPLEX
NAME, YEAR                LENGTH    OVERSEEN        OTHER
OF BIRTH AND              OF TIME   BY BOARD    DIRECTORSHIPS
ADDRESS       POSITION    SERVED    MEMBER*         HELD
-----------------------------------------------------------------
Harris J.     Trustee      Since     133       Bar-S Foods
Ashton (1932)              1999                (meat packing
One Franklin                                   company).
Parkway
San Mateo,
CA 94403-1906
-----------------------------------------------------------------
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various companies; and FORMERLY, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
-----------------------------------------------------------------
Robert F.     Trustee      Since     110       None
Carlson                    2007
(1928)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Retired; and FORMERLY, Vice President, senior member and President, Board of Administration, California Public Employees Retirement Systems (CALPERS) (1971 -
2008); member and Chairman of the Board, Sutter Community Hospitals; member, Corporate Board, Blue Shield of California; and Chief Counsel, California Department of Transportation.
-----------------------------------------------------------------
Sam Ginn      Trustee      Since     110       ICO Global
(1937)                     2007                Communications
One Franklin                                   (Holdings)
Parkway                                        Limited
San Mateo,                                     (satellite
CA 94403-1906                                  company).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Private investor; and FORMERLY, Chairman of the Board, Vodafone AirTouch, PLC (wireless company); Chairman of the Board and Chief Executive Officer, AirTouch Communications (cellular communications) (1993-1998) and Pacific Telesis Groups (telephone holding company) (1988-1994).
-----------------------------------------------------------------
Edith E.      Trustee      Since     133       Hess Corporation
Holiday                    1999                (exploration and
(1952)                                         refining of oil
One Franklin                                   and gas), H.J.
Parkway                                        Heinz Company
San Mateo,                                     (processed foods
CA 94403-1906                                  and allied
                                               products), RTI
                                               International
                                               Metals, Inc.
                                               (manufacture and
                                               distribution of
                                               titanium),
                                               Canadian
                                               National Railway
                                               (railroad) and
                                               White Mountains
                                               Insurance Group,
                                               Ltd. (holding
                                               company).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director or Trustee of various companies and trusts; and FORMERLY, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).
-----------------------------------------------------------------
Frank W.T.    Trustee      Since     110       None
LaHaye (1929)              1999
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Partner, Las Olas L.P. (Asset Management); and formerly, Chairman, Peregrine Venture Management Company (venture capital).
-----------------------------------------------------------------
J. Michael       Trustee    Since    133          None
Luttig (1954)               December
One Franklin                2009
Parkway
San Mateo, CA
94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, General Counsel and member of Executive Council, The Boeing Company; and FORMERLY, Federal Appeals Court Judge, U.S. Court of Appeals for the Fourth Circuit (1991-2006).
-----------------------------------------------------------------
Frank A.      Trustee      Since     133       Hess Corporation
Olson (1932)               2005                (exploration and
One Franklin                                   refining of oil
Parkway                                        and gas).
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman Emeritus, The Hertz Corporation (car rental) (since 2000) (Chairman of the Board (1980-2000) and Chief Executive Officer (1977-1999)); and FORMERLY, Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines).
-----------------------------------------------------------------
Larry D.      Trustee      Since     141       None
Thompson                   2007
(1945)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products); and FORMERLY, Director, Delta Airlines (aviation) (2003-2005) and Providian Financial Corp. (credit card provider) (1997-2001); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).
-----------------------------------------------------------------
John B.       Lead         Trustee    110      None
Wilson (1959) Independent  since
One Franklin  Trustee      2007 and
Parkway                    Lead
San Mateo,                 Independent
CA 94403-1906              Trustee
                           since 2008

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Founder, Hyannis Port Capital, Inc. (real estate and private equity investing); serves on private and non-profit boards; and FORMERLY, Chief Operating Officer and Executive Vice President, Gap, Inc. (retail) (1996-2000); Chief Financial Officer and Executive Vice President - Finance and Strategy, Staples, Inc. (office supplies) (1992-1996); Senior Vice President - Corporate Planning, Northwest Airlines, Inc. (airlines) (1990-1992); and Vice President and Partner, Bain & Company (consulting firm) (1986-1990).

-----------------------------------------------------------------

INTERESTED BOARD MEMBERS AND OFFICERS

-----------------------------------------------------------------
                                    NUMBER
                                    OF
                                    PORTFOLIOS
                                    IN FUND
                                    COMPLEX
NAME, YEAR                LENGTH    OVERSEEN        OTHER
OF BIRTH AND              OF TIME   BY BOARD    DIRECTORSHIPS
ADDRESS       POSITION    SERVED    MEMBER*         HELD
-----------------------------------------------------------------
**Charles B.  Trustee and  Since     133       None
Johnson       Chairman of  1999
(1933)        the Board
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Templeton Worldwide, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 41 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
**Gregory E.  Trustee      Since     89        None
Johnson                    2007
(1961)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director, President and Chief Executive Officer, Franklin Resources, Inc.; President, Templeton Worldwide, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 32 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Mark          Vice         Since     Not         Not
Boyadjian     President    2003      Applicable  Applicable
(1964)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Advisers, Inc.; and officer of two of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
James M.      Chief        Chief      Not         Not
Davis         Compliance   Compliance Applicable  Applicable
(1952)        Officer and  Officer
One Franklin  Vice         since
Parkway       President -  2004 and
San Mateo,    AML          Vice
CA 94403-1906 Compliance   President
                           - AML
                           Compliance
                           since
                           2006

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director, Global Compliance, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment
companies  in  Franklin  Templeton  Investments;   and  FORMERLY,   Director  of
Compliance, Franklin Resources, Inc. (1994-2001).
-----------------------------------------------------------------
Laura F.      Chief         Since     Not          Not
Fergerson     Executive     March     Applicable   Applicable
(1962)        Officer -     2009
One Franklin  Finance and
Parkway       Administration
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Templeton Services, LLC; officer of 45 of the investment companies in Franklin Templeton Investments; and FORMERLY, Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments (1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).
-----------------------------------------------------------------
Gaston        Treasurer,   Since     Not          Not
Gardey (1967) Chief        March     Applicable   Applicable
One Franklin  Financial    2009
Parkway       Officer and
San Mateo,    Chief
CA 94403-1906 Accounting
              Officer


PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director, Fund Accounting, Franklin Templeton Investments; and officer of 27 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Aliya S.      Vice         Since     Not          Not
Gordon (1973) President    March     Applicable   Applicable
One Franklin               2009
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Associate General Counsel, Franklin Templeton Investments; officer of 45 of the investment companies in Franklin Templeton Investments; and FORMERLY, Litigation Associate, Steefel, Levitt & Weiss, LLP (2000-2004).
-----------------------------------------------------------------
David P.      Vice         Since     Not          Not
Goss (1947)   President    2000      Applicable   Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Associate General Counsel, Franklin Templeton Investments; officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Steven J.     Vice         Since     Not          Not
Gray (1955)   President    August    Applicable   Applicable
One Franklin               2009
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior  Associate  General  Counsel,   Franklin  Templeton   Investments;   Vice
President, Franklin Templeton Distributors, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Rupert H.     President    President Not         Not Applicable
Johnson, Jr.  and Chief    since     Applicable
(1940)        Executive    1999 and
One Franklin  Officer      Chief
Parkway       -Investment  Executive
San Mateo,    Management   Officer-
CA 94403-1906              Investment
                           Management
                           since
                           2002

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc. and Templeton Worldwide, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 43 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Robert C.     Vice         Since     Not         Not
Rosselot      President    August    Applicable  Applicable
(1960)                     2009
500 East
Broward
Blvd.
Suite 2100
Fort
Lauderdale,
FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; Vice President, Secretary and Trust Officer, Fiduciary Trust International of the South; and officer of 45 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Karen L.      Vice         Since     Not          Not
Skidmore      President    2006      Applicable   Applicable
(1952)        and
One Franklin  Secretary
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 45 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Craig S.      Vice         Since     Not          Not
Tyle (1960)   President    2005      Applicable   Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Counsel and Executive Vice President, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments; and FORMERLY, Partner, Shearman & Sterling, LLP (2004-2005); and General Counsel, Investment Company Institute (ICI) (1997-2004).
-----------------------------------------------------------------


*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.

**Charles B. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as officer and director and major shareholder of Franklin Resources, Inc. (Resources), which is the parent company of the Fund's investment manager and distributor. Gregory E. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as an officer and director of Resources.

Note 1: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Gregory E.
Johnson.

Note 2: Officer information is current as of the date of this SAI. It is possible that after this date, information about officers may change.

   (B)  BOARD OF TRUSTEES

The Trust has a board of trustees. Each trustee will serve until that person resigns and/or a successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

BOARD COMMITTEES


The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following independent trustees of the Trust: Edith E. Holiday, Frank W.T. LaHaye, J. Michael Luttig, Frank A. Olson and John B. Wilson. The Nominating Committee is comprised of the following independent trustees of the Trust: Harris
J. Ashton, Robert F. Carlson, Sam L. Ginn, Edith E. Holiday, Frank W.
T. LaHaye, J. Michael Luttig, Frank A. Olson, Larry D. Thompson and John B. Wilson.

The Nominating Committee is responsible for selecting candidates to serve as board members and recommending such candidates (a) for selection and nomination as independent board members by the incumbent independent board member and the full board; and (b) for selection and nomination as interested board members by the full board.


When the board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by "Qualifying Fund Shareholders" (as defined below). To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at P.O. Box 997151, Sacramento, CA 95899-7151 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a Board member, including as an independent board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation;
(b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.


During the fiscal year ended July 31, 2009, the Audit Committee met five times and the Nominating Committee met four times.


OWNERSHIP OF SHARES OF FUNDS IN FRANKLIN TEMPLETON INVESTMENTS

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through the adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund (excluding committee fees) in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund (excluding committee fees) in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual retainer and regular board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.


The following tables provide the dollar range of equity securities beneficially owned by the board on December 31, 2008.


     INDEPENDENT BOARD MEMBERS

--------------------------------------------------------------------
                                                    AGGREGATE DOLLAR
                                                    RANGE OF EQUITY
                                                    SECURITIES IN
                                                    ALL FUNDS
                                                    OVERSEEN BY THE
                                                    BOARD MEMBER IN
                                                    THE FRANKLIN
NAME OF BOARD           DOLLAR RANGE OF EQUITY      TEMPLETON FUND
MEMBER                  SECURITIES IN THE FUND      COMPLEX
--------------------------------------------------------------------
Harris J. Ashton                   None           Over $100,000
--------------------------------------------------------------------
Robert F. Carlson                  None           Over $100,000
--------------------------------------------------------------------
Sam Ginn                           None           Over $100,000
--------------------------------------------------------------------
Edith E. Holiday                   None           Over $100,000
--------------------------------------------------------------------
Frank W.T. LaHaye                  None           Over $100,000
--------------------------------------------------------------------
Frank A. Olson                     None           Over $100,000
--------------------------------------------------------------------
Larry D. Thompson                  None           Over $100,000
--------------------------------------------------------------------
John B. Wilson                     None           Over $100,000
--------------------------------------------------------------------


     INTERESTED BOARD MEMBERS

--------------------------------------------------------------------
                                                    AGGREGATE DOLLAR
                                                    RANGE OF EQUITY
                                                    SECURITIES IN
                                                    ALL FUNDS
                                                    OVERSEEN BY THE
                                                    BOARD MEMBER IN
                                                    THE FRANKLIN
NAME OF BOARD           DOLLAR RANGE OF EQUITY      TEMPLETON FUND
MEMBER                  SECURITIES IN THE FUND      COMPLEX
--------------------------------------------------------------------
Charles B. Johnson                None           Over $100,000
--------------------------------------------------------------------
Gregory E. Johnson                None           Over $100,000
--------------------------------------------------------------------

   (C)  COMPENSATION


The Trust's independent board members constitute the sole independent board members of 27 funds in the Franklin Templeton Investments complex for which each independent board member currently is paid a $232,000 annual retainer fee, together with a $7,000 per meeting fee for attendance at regularly scheduled board meetings, a portion of which is allocated to the Trust. To the extent held, compensation may also be paid for attendance at specially held Board meetings. The Trust's lead independent trustee is paid an annual supplemental retainer of $25,000 for services to such investment companies, a portion of which is allocated to the Trust. Board members who serve on the Audit Committee of the Trust and such other funds receive a flat fee of $3,000 per Committee meeting attended in person and $2,000 per telephonic meeting, a portion of which is allocated to the Trust. John B. Wilson, who serves as chairman of the Audit Committee of the Trust and such other funds receives an additional fee of $40,000 per year, a portion of which is allocated to the Trust. Members of the Committee are not separately compensated for any committee meeting held on the day of a regularly scheduled board meeting. The following table provides the total fees paid to independent board members by the Trust and by other funds in Franklin Templeton Investments.

                                      TOTAL FEES     NUMBER OF BOARDS
                      TOTAL FEES      RECEIVED FROM  IN FRANKLIN
                      RECEIVED        FRANKLIN       TEMPLETON
                      FROM THE        TEMPLETON      INVESTMENTS ON
                      FUND(1)         INVESTMENTS(2) WHICH EACH
NAME                  ($)             ($)            SERVES(3)
-----------------------------------------------------------------------
Harris J. Ashton       3,028             517,760            41
Robert F. Carlson      3,028             318,718            27
Sam Ginn               3,028             300,303            27
Edith E. Holiday       3,099             514,000            41
Frank W.T. LaHaye      3,107             321,000            27
Frank A. Olson         3,299             493,000            41
Larry D. Thompson      3,028             486,765            43
John B. Wilson         3,224             387,060            27

1. For the fiscal year ended July 31, 2009.
2. For the calendar year ended December 31, 2008.
3. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.


Independent board members are reimbursed for expenses incurred in connection with attending Board meetings and are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

   (D)  SALES LOADS

Not applicable.

   (E)  CODES OF ETHICS

The Fund and its manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its manager will be governed by the code of ethics. The code of ethics is on file with, and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. The codes of ethics are also available on the EDGAR Database on the SEC's Internet website at http://www.sec.gov. Copies of the codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

   (F) PROXY VOTING POLICIES AND PROCEDURES

The board of trustees of the Trust has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund's manager Franklin Advisers, Inc. (Advisers) in accordance with the Proxy Voting Policies and Procedures (Policies) adopted by the manager.

The manager has delegated its administrative duties with respect to the voting of proxies to the Proxy Group within Franklin Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc. All proxies received by the Proxy Group will be voted based upon the manager's instructions and/or policies.


To assist it in analyzing proxies, the manager subscribes to RiskMetrics Group (RiskMetrics), an unaffiliated third-party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services. In addition, the manager subscribes to Glass, Lewis & Co., LLC (Glass Lewis), an unaffiliated third-party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies. Although RiskMetrics' and/or Glass Lewis' analyses are thoroughly reviewed and considered in making a final voting decision, the manager does not consider recommendations from RiskMetrics, Glass Lewis or any other third party to be determinative of the manager's ultimate decision. As a matter of policy, the officers, directors/trustees and employees of the manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders. Efforts are made to resolve all conflicts in the interests of the manager's clients. Material conflicts of interest are identified by the Proxy Group based upon analyses of client, distributor, broker dealer and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings. In situations where a material conflict of interest is identified, the Proxy Group may defer to the voting recommendation of RiskMetrics, Glass Lewis or those of another independent third-party provider of proxy services; or send the proxy directly to the Fund with the manager's recommendation regarding the vote for approval. If the conflict is not resolved by the Fund, the Proxy Group may refer the matter, along with the recommended course of action by the manager, if any, to an interdepartmental Proxy Review Committee (which may include portfolio managers and/or research analysts employed by the manager), for evaluation and voting instructions. The Proxy Review Committee may defer to the voting recommendation of RiskMetrics, Glass Lewis or those of another independent third-party provider of proxy services; or send the proxy directly to the Fund. Where the Proxy Group or the Proxy Review Committee refers a matter to the Fund, it may rely upon the instructions of a representative of the Fund, such as the board or a committee of the board.


Where a material conflict of interest has been identified, but the items on which the manager's vote recommendations differ from Glass Lewis, RiskMetrics, or another independent third party provider of proxy services relate specifically to (1) shareholder proposals regarding social or environmental issues or political contributions, (2) "Other Business" without describing the matters that might be considered, or (3) items the manager wishes to vote in opposition to the recommendations of an issuer's management, the Proxy Group may defer to the vote recommendations of the manager rather than sending the proxy directly to the Fund for approval.


The recommendation of management on any issue is a factor that the manager considers in determining how proxies should be voted. However, the manager does not consider recommendations from management to be determinative of the manager's ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company's management. Each issue, however, is considered on its own merits, and the manager will not support the position of the company's management in any situation where it deems that the ratification of management's position would adversely affect the investment merits of owning that company's shares.


MANAGER'S PROXY VOTING POLICIES AND PRINCIPLES The manager has adopted general proxy voting guidelines, which are summarized below. These guidelines are not an exhaustive list of all the issues that may arise and the manager cannot anticipate all future situations. In all cases, each proxy will be considered based on the relevant facts and circumstances.


BOARD OF DIRECTORS. The manager supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. The manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors. The manager will consider withholding votes from directors who have attended less than 75% of meetings without a valid reason. While generally in favor of separating Chairman and CEO positions, the manager will review this issue as well as proposals to restore or provide for cumulative voting on a case-by-case basis, taking into consideration factors such as the company's corporate governance guidelines or provisions and performance.

RATIFICATION OF AUDITORS OF PORTFOLIO COMPANIES. The manager will closely scrutinize the role and performance of auditors. On a case-by-case basis, the manager will examine proposals relating to non-audit relationships and non-audit fees. The manager will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of accounting irregularities or negligence.

MANAGEMENT AND DIRECTOR COMPENSATION. A company's equity-based compensation plan should be in alignment with the shareholders' long-term interests. The manager believes that executive compensation should be directly linked to the performance of the company. The manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the RiskMetrics Group quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plans. The manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment "evergreen" feature. The manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although the manager will generally oppose "golden parachutes" that are considered to be excessive. The manager will normally support proposals that require a percentage of directors' compensation to be in the form of common stock, as it aligns their interests with those of shareholders.

ANTI-TAKEOVER MECHANISMS AND RELATED ISSUES. The manager generally opposes anti-takeover measures since they tend to reduce shareholder rights. However, as with all proxy issues, the manager conducts an independent review of each anti-takeover proposal. On occasion, the manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders' interests. The manager generally supports proposals that require shareholder rights' plans ("poison pills") to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support. In addition, the manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights. The manager generally opposes any supermajority voting requirements as well as the payment of "greenmail." The manager generally supports "fair price" provisions and confidential voting.

CHANGES TO CAPITAL STRUCTURE. The manager realizes that a company's financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt. The manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase. The manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. The manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable.


MERGERS AND CORPORATE RESTRUCTURING. Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders. The manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

SOCIAL AND CORPORATE POLICY ISSUES. The manager will generally give management discretion with regard to social, environmental and ethical issues, although the manager may vote in favor of those that are believed to have significant economic benefits or implications for the Fund and its shareholders.


GLOBAL CORPORATE GOVERNANCE. Many of the tenets discussed above are applied to the manager's proxy voting decisions for international investments. However, the manager must be more flexible in these instances and must be mindful of the varied market practices of each region.


The manager will attempt to process every proxy it receives for all domestic and foreign issuers. However, there may be situations in which the manager cannot process proxies, for example, where a meeting notice was received too late, or sell orders preclude the ability to vote. If a security is on loan, the manager may determine that it is not in the best interests of the Fund to recall the security for voting purposes. Also, the manager may abstain from voting under certain circumstances or vote against items such as "Other Business" when the manager is not given adequate information from the company.


Shareholders may view the complete Policies online at franklintempleton.com. Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at (954) 527-7678 or by sending a written request to: Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. Copies of the Fund's proxy voting records are available online at franklintempleton.com and posted on the SEC website at www.sec.gov. The proxy voting records are updated each year by August 31 to reflect the most recent 12-month period ended June 30.


edit down

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

   (A)  CONTROL PERSONS


As of November 2, 2009, the following shareholders owned more than 25% of the Fund's shares that were issued and outstanding:

      (1) Chase Manhattan Bank (Ireland) FBO Franklin Floating Rate Fund plc, organized in Ireland, owned 43,218,221 Fund shares or 99.95% of the Fund shares that were issued and outstanding


   (B)  PRINCIPAL HOLDERS

Except for the companies referred to above, to the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

   (C)  MANAGEMENT OWNERSHIP


As of November 3, 2009, the officers and Board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The Board members may own shares in other funds in Franklin Templeton Investments.


ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES

   (A)  INVESTMENT ADVISERS

MANAGER AND SERVICES PROVIDED
The Fund's investment manager is Franklin Advisers, Inc. (Advisers). Advisers is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson, Chairman of the Board and Trustee of the Trust, and Rupert H. Johnson, Jr., President, Chief Executive Officer - Investment Management of the Trust, are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.

The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.


MANAGEMENT FEES

The Fund pays the manager a fee equal to an annual rate of 0.80% of the average daily net assets of the Fund. The fee is computed daily according to the terms of the management agreement.

For the last three fiscal years ended July 31, the fund paid the following management fees:


   MANAGEMENT FEES PAID ($)
-------------------------------
2007(1)  6,278,756
2008(2)  3,396,884
2009(3)  2,075,495

1. For the fiscal year ended July 31, 2007, management fees, before any advance waiver, totaled $8,670,767. Under an agreement by the manager to waive its fee, the Fund paid the management fees shown.
2. For the fiscal year ended July 31, 2008, management fees, before any advance waiver, totaled $5,030,553 an agreement by the manager to waive its fee, the Fund paid the management fees shown.
3. For the fiscal year ended July 31, 2009, management fees, before any advance waiver, totaled $2,704,421 an agreement by the manager to waive its fee, the Fund paid the management fees shown.


   (B)  PRINCIPAL UNDERWRITER

Not applicable.

   (C)  SERVICES PROVIDED BY EACH INVESTMENT ADVISER AND FUND
        EXPENSES PAID BY THIRD PARTIES

Not applicable.

   (D)  SERVICE AGREEMENTS

Not applicable.

   (E)  OTHER INVESTMENT ADVICE

Not applicable.

   (F)  DEALER REALLOWANCES

Not applicable.

   (G)  RULE 12B-1 PLANS

Not applicable.

   (H)  OTHER SERVICE PROVIDERS

ADMINISTRATOR AND SERVICES PROVIDED. Franklin Templeton Services, LLC (FT Services) has an agreement with the Trust to provide certain administrative services and facilities for the Fund. FT Services is an indirect, wholly owned subsidiary of Resources and is an affiliate of the Fund's manager.

The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

ADMINISTRATION FEES. The Fund pays FT Services a monthly fee equal to an annual rate of:

o 0.15% of the Fund's average daily net assets up to $200 million;

o 0.135% of average daily net assets over $200 million up to $700 million;

o 0.10% of average daily net assets over $700 million up to $1.2 billion; and

o 0.075% of average daily net assets over $1.2 billion.

During the last three fiscal years ended July 31, the Fund paid FT Services the following administration fees:


 ADMINISTRATION FEES PAID ($)
-------------------------------
2007(1) 0
2008(2) 0
2009(3) 0

1. For the fiscal year ended July 31, 2007, administration fees, before any advance waiver, totaled $1,358,922. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.
2. For the fiscal year ended July 31, 2008, administration fees, before any advance waiver, totaled $862,612. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.
3. For the fiscal year ended July 31, 2009, administration fees, before any advance waiver, totaled $486,371. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.


SHAREHOLDER SERVICING AND TRANSFER AGENT. Franklin Templeton Investor Services, LLC (Investor Services), is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. Please send all correspondence to Investor Services at P.O. Box 997151, Sacramento, CA 95899-7151.

Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

CUSTODIAN. The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, acts as custodian of the securities and other assets of the Fund. As foreign custody manager, the bank selects and monitors foreign sub-custodian banks, selects and evaluates non-compulsory foreign depositories, and furnishes information relevant to the selection of compulsory depositories.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004, is the Fund's independent registered public accounting firm. The Independent Registered Public Accounting Firm audits the financial statements included in the Trust's Annual Report to Shareholders.


ITEM 15. PORTFOLIO MANAGERS


PORTFOLIO MANAGERS This section reflects information about the portfolio managers as of July 31, 2009.

The following table shows the number of other accounts managed by each portfolio manager and the total assets in the accounts managed within each category:

---------------------------------------------------------------------
Name  Number     Assets     Number of   Assets     Number    Assets
      of Other   of Other   Other       of Other   of        of
      Registered Registered Pooled      Pooled     Other     Other
      Investment Investment Investment  Investment Accounts  Accounts
      Companies  Companies  Vehicles    Vehicles   Managed   Managed
      Managed    Managed    Managed(1)  Managed    (1)       (x $1
                 (x $1                  (x $1                million)
                 million)               million)(1)          (1)
---------------------------------------------------------------------
Richard   2          1,816.0      2        395.9      0       N/A
Hsu
---------------------------------------------------------------------
Madeline  1          1,336.0      1        341.2     N/A       0
Lam
---------------------------------------------------------------------


1. The various pooled investment vehicles and accounts listed are managed by a team of investment professionals. Accordingly, the individual managers listed would not be solely responsible for managing such listed amounts.

Portfolio managers that provide investment services to the Fund may also provide services to a variety of other investment products, including other funds, institutional accounts and private accounts. The advisory fees for some of such other products and accounts may be different than that charged to the Fund and may include performance based compensation. This may result in fees that are higher (or lower) than the advisory fees paid by the Fund. As a matter of policy, each fund or account is managed solely for the benefit of the beneficial owners thereof. As discussed below, the separation of the trading execution function from the portfolio management function and the application of objectively based trade allocation procedures helps to mitigate potential conflicts of interest that may arise as a result of the portfolio managers managing accounts with different advisory fees.

CONFLICTS. The management of multiple funds, including the Fund, and accounts may also give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts. The manager seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest. As noted above, the separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest. However, securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts. The manager seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.

The structure of a portfolio manager's compensation may give rise to potential conflicts of interest. A portfolio manager's base pay and bonus tend to increase with additional and more complex responsibilities that include increased assets under management. As such, there may be an indirect relationship between a portfolio manager's marketing or sales efforts and his or her bonus.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest. While the funds and the manager have adopted a code of ethics which they believe contains provisions reasonably necessary to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.

The manager and the Fund have adopted certain compliance procedures that are designed to address these, and other, types of conflicts. However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.


COMPENSATION. The manager seeks to maintain a compensation program that is competitively positioned to attract, retain and motivate top-quality investment professionals. Portfolio managers receive a base salary, a cash incentive bonus opportunity, an equity compensation opportunity, and a benefits package. Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager's level of responsibility and Franklin Templeton guidelines. Portfolio managers are provided no financial incentive to favor one fund or account over another. Each portfolio manager's compensation consists of the following three elements:

      BASE SALARY Each portfolio manager is paid a base salary.

      ANNUAL BONUS Annual bonuses are structured to align the interests of the portfolio manager with those of the Fund's shareholders. Each portfolio manager is eligible to receive an annual bonus. Bonuses generally are split between cash (50% to 65%) and restricted shares of Resources stock (17.5% to 25%) and mutual fund shares (17.5% to 25%). The deferred equity-based compensation is intended to build a vested interest of the portfolio manager in the financial performance of both Resources and mutual funds advised by the manager. The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving consistently strong investment performance, which aligns the financial incentives of the portfolio manager and Fund shareholders. The Chief Investment Officer of the manager and/or other officers of the manager, with responsibility for the Fund, have discretion in the granting of annual bonuses to portfolio managers in accordance with Franklin Templeton guidelines. The following factors are generally used in determining bonuses under the plan:

      o INVESTMENT PERFORMANCE. Primary consideration is given to the historic investment performance of all accounts managed by the portfolio manager over the 1, 3 and 5 preceding years measured against risk benchmarks developed by the fixed income management team. The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark as appropriate.

      o NON-INVESTMENT PERFORMANCE. The more qualitative contributions of the portfolio manager to the manager's business and the investment management team, including business knowledge, productivity, customer service, creativity, and contribution to team goals, are evaluated in determining the amount of any bonus award.

      o RESPONSIBILITIES. The characteristics and complexity of funds managed by the portfolio manager are factored in the manager's appraisal.

      ADDITIONAL LONG-TERM EQUITY-BASED COMPENSATION Portfolio managers may also be awarded restricted shares or units of Resources stock or restricted shares or units of one or more mutual funds, and options to purchase common shares of Resources stock. Awards of such deferred equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Portfolio managers also participate in benefit plans and programs available generally to all employees of the manager.


OWNERSHIP OF FUND SHARES. The manager has a policy of encouraging portfolio managers to invest in the funds they manage. Exceptions arise when, for example, a fund is closed to new investors or when tax considerations or jurisdictional constraints cause such an investment to be inappropriate for the portfolio manager. The following is the dollar range of Fund shares beneficially owned by each portfolio manager (such amounts may change from time to time):


      -----------------------------------------
      Portfolio Manager  Dollar Range of Fund
                         Shares Beneficially
                         Owned
      -----------------------------------------
      Richard Hsu                None
      -----------------------------------------
      Madeline Lam               None
      -----------------------------------------


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

The manager selects brokers and dealers to execute the Fund's portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the board may give.

When placing a portfolio transaction, the trading department of the manager seeks to obtain "best execution" -- the best combination of high quality transaction execution services, taking into account the services and products to be provided by the broker or dealer, and low relative commission rates with the view of maximizing value for the Fund and its other clients. For most transactions in equity securities, the amount of commissions paid is negotiated between the manager and the broker executing the transaction. The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons within the trading department of the manager responsible for placement and review of the transactions. These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors. The manager may also place orders to buy and sell equity securities on a principal rather than agency basis if the manager believes that trading on a principal basis will provide best execution. Orders for fixed income securities are ordinarily placed with market makers on a net basis, without any brokerage commissions. Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The manager may cause the Fund to pay certain brokers commissions that are higher than those another broker may charge, if the manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives. This may be viewed in terms of either the particular transaction or the manager's overall responsibilities to client accounts over which it exercises investment discretion. The brokerage commissions that are used to acquire services other than brokerage are known as "soft dollars." Research provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts and traders) or third-party (created by a third party but provided by the broker-dealer). To the extent permitted by applicable law, the manager may use soft dollars to acquire both proprietary and third party research.

The research services that brokers may provide to the manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the manager in carrying out its investment advisory responsibilities. These services may not always directly benefit the Fund. They must, however, be of value to the manager in carrying out its overall responsibilities to its clients.

It is not possible to place an accurate dollar value on the special execution or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services does not reduce the manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Due to the nature of the primary investments by the Fund, the Fund will generally pay no brokerage commissions or very little brokerage commissions.


For the fiscal years ended July 31, 2007, July 31, 2008, and July 31, 2009, the Fund did not pay any brokerage fees.


The Fund did not own securities of its regular broker-dealers during the last fiscal year.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

The Trust and the Fund are authorized to issue an unlimited number of shares of beneficial interest. The shares may be offered in multiple classes. Although the board does not currently intend to do so, it may classify and reclassify any unissued Trust shares at any time. This means that the board may establish rights, powers and duties of a series or class of shares (including variations in the relative rights and preferences between the different series and classes) other than as currently exists for the Fund's shares. The description of the Fund's shares below are subject to the terms of the Trust's Second Amended and Restated Agreement and Declaration of Trust and Second Amended and Restated Bylaws.

The Fund's shares do not have preemptive rights. Currently, the Fund is the only series of the Trust and the Fund's shares are the only shares outstanding. The Fund's shares currently have equal voting, distribution and liquidation rights. The Fund's outstanding shares (i.e., the shares issued prior to the date of the initial prospectus) are fully paid and nonassessable and the shares offered by the applicable prospectus will be fully paid and nonassessable. Shareholders are entitled to one vote per share.

The shareholders of the Trust and the Fund have noncumulative voting rights. This gives holders of more than 50% of the Trust's outstanding shares the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

In addition, the Fund expects that it will arrange with the Feeder Funds for voting rights as provided in Section 12(d)(1)(E)(iii)(aa) of the 1940 Act.

The board has approved the offering of the Fund's shares that are being offered by the Prospectus. The 1940 Act requires that the Fund's shares be sold at a price equal to the then-current NAV per share (not including underwriting discounts and commissions, none of which apply to the Fund's shares). There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund's outstanding securities approve it. A certificate or certificates for shares of the Fund may be issued at the discretion of the board.

Any meeting of Shareholders may be called at any time by the board, by the chairperson of the board or by the president of the Trust for the purpose of taking action upon any matter deemed by the board to be necessary or desirable. To the extent permitted by the 1940 Act, a meeting of the Shareholders for the purpose of electing Trustees may also be called by the chairperson of the board, or shall be called by the president or any vice-president of the Trust at the request of the Shareholders holding not less than ten (10) percent of the Shares, provided that the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such Shareholders. No meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES

The board has delegated to the manager the task of ensuring that regulatory guidelines governing the fair valuation for securities are applied to the Fund and that the required level of liquidity is maintained. The manager has formed a Valuation & Liquidity Oversight Committee (VLOC) to oversee these obligations. The VLOC oversees and administers the policies and procedures governing fair valuation and liquidity determination of securities. The VLOC meets monthly to review and approve fair value and liquidity reports and conduct other business, and meets whenever necessary to review potential significant market events and take appropriate steps to adjust valuations in accordance with established policies. The VLOC provides regular reports that document its activities to the board for its review and approval of pricing determinations at scheduled meetings. VLOC meeting minutes are regularly submitted to the board for their review.

The Trust's policies and procedures governing fair valuation and liquidity determination of securities have been initially reviewed and approved by the board and any material amendments will also be reviewed and approved by the board. The manager's compliance staff conducts periodic reviews of compliance with the policies and provides at least annually a report to the board regarding the operation of the policies and any material changes recommended as a result of such review.

ITEM 19.  TAXATION OF THE FUND

This discussion summarizes certain U.S. federal income tax aspects of an investment in the Fund. It is not intended to be an exhaustive discussion of all possible tax consequences that arise from an investment in the Fund. Prospective investors should note that no rulings have been or are expected to be sought from the United States Internal Revenue Service (IRS) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. The statements in this discussion are based upon current provisions of the Internal Revenue Code of 1986, as amended (Code), existing Treasury Regulations under the Code (Regulations), legislative history of the Code, existing administrative rulings and judicial decisions. However, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming which would affect the accuracy of any statements in this discussion. In addition, this summary is generally limited to beneficial owners of shares of the Fund who will hold their shares for investment and not as property held for sale to customers. Because
(a) it is impractical in this Part B to cover all the U.S. federal income tax consequences of an investment in the Fund, (b) the income tax consequences may vary for different investors, and (c) the effects of any local, state or foreign income tax laws, or federal tax laws other than income tax laws, which might apply to a prospective shareholder should be evaluated, each prospective shareholder should consult the shareholder's own tax adviser to satisfy himself or herself as to the income and other tax consequences of this investment.

U.S. TREASURY CIRCULAR 230 NOTICE: To ensure compliance with IRS Circular 230, potential investors and shareholders are hereby notified that: (A) any discussion of federal tax issues in this Part B is not intended or written to be used, and it cannot be used by potential investors and shareholders, for the purpose of avoiding penalties that may be imposed on them under the Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and shareholders should seek advice based on their particular circumstances from an independent tax advisor.

Certain "reportable transactions" require that participants and certain other persons file disclosure statements with the IRS, and impose significant penalties for the failure to do so. (See "Tax Shelter Reporting" below). AN INVESTOR (AND EACH EMPLOYEE, REPRESENTATIVE, OR OTHER AGENT OF THE INVESTOR) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE TAX TREATMENT AND TAX STRUCTURE OF AN INVESTMENT IN THE FUND AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO THE INVESTOR RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE, EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS RESTRICTED BY APPLICABLE SECURITIES LAWS.

PARTNERSHIP TAX STATUS

The Fund should be treated as a separate partnership for federal income tax purposes, and not as an association taxable as a corporation, based on the Fund's organizational documents and the manner in which it intends to operate. The Fund will not be a "regulated investment company."

Treasury Regulations under Section 7701 provide a largely elective regime for determining when an unincorporated organization may be classified as a partnership rather than an association taxable as a corporation. Under this regime, certain business entities are treated as per se corporations for federal tax purposes. All other business entities generally may choose their classification. Most domestic entities which are eligible to elect their status and which have at least two members are classified as partnerships by default, without having to make an affirmative election.

The Fund represents a separate and distinct asset portfolio, the profit and loss from which inure solely to the Fund, and the liabilities of which can be satisfied solely with the assets of the Fund. Thus, the Fund should be treated as a separate domestic entity that will have more than one member and is eligible to elect partnership classification. Furthermore, the Fund will not file an election to be classified as an association taxable as a corporation for federal income tax purposes. Under these circumstances, the Fund should be classified as a partnership for federal tax purposes pursuant to Section 7701 of the Code and the underlying Treasury Regulations.

PUBLICLY TRADED PARTNERSHIP STATUS

An organization that is classified as a partnership under Section 7701 of the Code and the underlying Treasury Regulations nevertheless may be treated as a corporation for federal income tax purposes. Under Section 7704 of Code, certain "publicly traded partnerships" are taxable as corporations. A publicly traded partnership for these purposes is a partnership whose interests are either (i) traded on an established securities market or (ii) readily tradable on a secondary market or its economic equivalent. Because shares may be redeemed, they could be considered to be readily tradable on a secondary market or its economic equivalent.

Treasury Regulations issued under Section 7704 of the Code provide that if all of the interests in a partnership are offered in a private placement, and the partnership has not more than 100 partners, the interests in the partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). The Fund intends to monitor the number of its shareholders so as not to be treated as a publicly traded partnership. For purposes of determining the number of partners, the beneficial owner of an interest in a partnership, grantor trust or S corporation (a "look-through entity") that invests in the Fund will be treated as a partner in the Fund, but only if substantially all of the value of the beneficial owner's interest in the look-through entity is attributable to that entity's interest in the Fund, and a principal purpose for the tiered arrangement was to satisfy the 100-partner limitation. Also, a statutory exception for certain publicly traded partnerships, 90% of whose income is "qualifying income" as defined in Section 7704(d) of the Code, is not available to the Fund because of the Fund's registration under the 1940 Act.

If the Fund failed to qualify for an available safe harbor from treatment as a publicly traded partnership (including the private placement safe harbor discussed above), the Fund would be classified as an association taxable as a corporation. If the Fund was taxable as a corporation, shareholders would be treated as shareholders of a corporation and (a) items of income, gain, loss and deduction would not flow through to shareholders to be accounted for on their U.S. federal income tax returns; (b) cash distributions would be treated as corporate distributions to shareholders, some or all of which might be taxable as dividends, and (c) the taxable income of the Fund would be subject to the U.S. federal income tax imposed on corporations.

The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership" under an available safe harbor provided in Treasury Regulations.

TAXATION OF PARTNERSHIP OPERATIONS GENERALLY

As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each shareholder in the Fund will be required to report separately on its own income tax return its distributive share of items of the Fund's income, gain, losses, deductions and credits. Each shareholder will be liable for any taxes owed with respect to the shareholder's share of the taxable income and gains recognized by the Fund, regardless of whether the shareholder has received or will receive corresponding distributions of cash or property from the Fund. The characterization of an item of profit or loss usually will be determined at the Fund (rather than at the shareholder) level.

In addition, if a shareholder purchases Fund shares at a net asset value which includes unrealized gains and those gains are later realized, the shareholder's share of the taxable gain may include gain attributable to the time period prior to the purchase. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to income and gains of the Fund is determined separately for each shareholder. The Fund will be required to file annually an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping the shareholder's own records for determining such shareholder's tax basis in the Fund and calculating and reporting any gain or loss resulting from a distribution or disposition of a share.

The Fund will use the accrual method of accounting to determine its net profits or net losses for federal income tax purposes. The Fund has adopted a July 31st fiscal year as its taxable year for accounting and income tax purposes based on the fiscal year of the Fund's principal holder of shares. In the unlikely event, however, that one or more shareholders of the Fund has an aggregate interest in the Fund's profits and capital of more than 50%, or all shareholders of the Fund having a 5% or greater interest in profits or capital, have a taxable year other than July 31st, the Fund may be required to adopt or change to a taxable year other than July 31st.

ALLOCATION OF PARTNERSHIP INCOME, GAINS AND LOSSES

Under Section 704(b) of the Code, a shareholder's allocable share of Fund items of income, gain, loss, deduction or credit will be governed by the Declaration of Trust if such allocations have "substantial economic effect" or are determined to be in accordance with such shareholder's "interest" in the Fund. The Fund believes that the allocations set forth in the Declaration of Trust should be respected for U.S. federal income tax purposes. However, if the allocations that are made pursuant to the Declaration of Trust with respect to a particular item were successfully challenged by the IRS, then allocations in respect of such item would be made by the IRS according to its determination of each shareholder's "interest" in the Fund, taking into account all of the facts and circumstances. In some instances, this could result in an shareholder recognizing an amount of income, gain, loss or deduction at a different time than pursuant to the terms of the Declaration of Trust.

The Fund, in general, will allocate items of its income, gain, deduction and loss for federal income tax purposes in accordance with each shareholder's interest in the Fund for each taxable year. Thus, allocations of the shareholder's tax items, to the extent practicable, will equitably reflect the net returns on investment of each shareholder in the Fund. It is expected that substantially all of the Fund's items of income will consist of interest income and gains.

CALCULATION OF INVESTOR'S "ADJUSTED TAX BASIS"


Each shareholder's adjusted basis in its Fund shares generally will equal its purchase price for the shares, increased by the amount of its pro rata share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of its pro rata share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to its capital account; and (c) the amount of any distributions received by such shareholder. A shareholder's basis in its Fund shares would also be increased by its share of any Fund non-recourse liabilities (but only to the extent that no shareholder bears any risk of loss).


CURRENT DISTRIBUTIONS BY THE FUND; REDEMPTIONS

CURRENT DISTRIBUTIONS/PARTIAL REDEMPTIONS. A current cash distribution by the Fund with respect to shares held by a shareholder will result in taxable gain to the distributee shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. Gain recognized as a result of such distributions is considered gain from the sale or exchange of the shareholder's shares in the Fund. Loss is not recognized by a shareholder as a result of a current distribution by the Fund. A current distribution reduces the distributee shareholder's adjusted basis in its Fund shares, but not below zero.

A shareholder generally will recognize no gain or loss on a distribution of assets in kind other than marketable securities (within the meaning of Section 731(c) of the Code) which is not in liquidation of the shareholder's shares. However, for purposes of determining a shareholder's gain or loss on a later sale of the property, the shareholder's basis in the property will generally be equal to the lesser of the Fund's adjusted tax basis in the property or the shareholder's basis in its shares before the distribution. If a distribution of assets in-kind results in a substantial basis reduction, the Fund is required to adjust downward the basis of its assets. A substantial basis reduction means a downward adjustment of more than $250,000 that would be made to the basis of partnership assets.

LIQUIDATION OF A SHAREHOLDER'S ENTIRE SHARE IN THE FUND. Generally, a distribution or series of distributions by the Fund to a shareholder that results in termination of its entire interest in the Fund results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder's adjusted basis in its Fund shares. When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder's adjusted basis in its Fund shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder's Fund shares and generally will be capital gain or loss.

PRE-CONTRIBUTION GAIN OR LOSS. Certain tax rules limit the use of partnerships such as the Fund to eliminate taxation of built-in gain on appreciated assets, or the use by other partners of built-in loss on depreciated assets, contributed to a partnership. When property is contributed to a partnership, the contributing partner must be allocated certain items of income, gain, loss and deduction attributable to any pre-contribution appreciation or depreciation. In addition, in determining the amount of items allocated to other partners with respect to built-in loss property, the basis of the contributed property in the hands of the partnership is treated as being equal to its fair market value at the time of contribution. Also, any pre-contribution gain or loss is recognized by a shareholder that contributes property to the Fund if the property is subsequently distributed to another shareholder within seven years after the date of the original contribution. A similar seven-year limitation applies to a redeeming shareholder if the Fund distributes appreciated property to the shareholder and the shareholder had previously contributed different property to the Fund. In the latter case, pre-contribution gain (but not loss) is recognized by the redeeming shareholder to the extent of the lesser of the amount of appreciation in the property on the distribution date and amount of pre-contribution gain.

LIMITATIONS ON LOSSES AND DEDUCTIONS

Although each shareholder must take into account their distributive share of the Fund's tax items, the ability to deduct the shareholder's distributive share of the Fund's losses and expenses, if any, may be limited under one or more provisions of the Code. There can be no assurance that any losses or expenses of a Fund will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.


Unless for any taxable year the trading activities of the Fund rise to the level of a trade or business for federal income tax purposes, the fees and expenses, if any, of the Fund will be investment expenses rather than trade or business expenses, with the result that any individual that is a shareholder of the Fund (directly or through a partnership or other pass-through entity) will be entitled to deduct such shareholder's share of any such expenses only to the extent that such share, together with such shareholder's other itemized deductions, exceeds 2% of such shareholder's adjusted gross income. Investment expenses of individuals are also subject to the general reduction of overall itemized deductions (such general reduction is subject to a phase out and is completely repealed for 2010, but unless the repeal is extended, the general reduction in itemized deductions returns in full in 2011). Whether the Fund will in fact be engaged in a trade or business or in an investment activity will depend on the extent and nature of the Fund's trading activity in any taxable year and could vary from year to year. These limitations do not apply to shareholders that are corporations, but will apply on a pass-through basis to individual shareholders of S-corporations. Any upper-tier fund classified as a partnership that invests in the Fund should also see Rev. Rul. 2008-39, which concludes in the context of a fund-of funds invested in a lower-tier fund engaged in a trade or business that an individual investor's share of the management fees paid or incurred by the fund of funds is an investment expense subject to the limitations on deductions of miscellaneous itemized deductions.


In addition, a number of other Code provisions (i.e., including, among other things, the limitation on deduction of investment interest expense and the application of the passive activity and at risk rules) may limit a shareholder's tax deductions for losses and expenses, if any, with respect to the Fund. Each prospective shareholder should consult their own tax adviser to determine the extent to which the deduction of the shareholder's distributive share of the Fund's losses and expenses may be limited.

U.S. GOVERNMENT OBLIGATIONS

States grant tax-free status to a shareholder's allocable share of interest earned by the Fund on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Ginnie Mae or Fannie Mae securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

QUALIFIED DIVIDEND INCOME FOR INDIVIDUALS

Because the Fund's income primarily consists of interest rather than dividends, generally none of its income allocated to a shareholder will be qualified dividends eligible for taxation at long-term capital gain rates.

DIVIDENDS-RECEIVED DEDUCTION

Because the Fund's income primarily consists of interest rather than dividends, none of its income allocated to a U.S. corporate shareholder will generally be eligible for the dividends-received deduction.

CAPITAL GAIN AND ORDINARY INCOME TRANSACTIONS

The Fund expects to act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, except with respect to certain transactions described below, the Fund expects that its gains and losses from its securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.

Gain realized by a shareholder, whether it is allocated gain from the Fund, or attributable to a liquidating or non-liquidating distribution in excess of basis, will be taxed at different rates depending on the length of time the relevant assets have been held. For individuals, estates and trusts in tax brackets higher than the 15% tax bracket, long-term capital gains for assets held more than 12 months (other than certain gain on assets that generate depreciation recapture) are currently taxed at a maximum rate of 15% through 2010 (20% in later years). Net short term capital gains (in excess of any net long-term capital losses) are taxed along with ordinary income at the taxpayer's marginal rate.

The Fund may realize ordinary income from dividends (other than qualified dividend income) and accruals of interest on securities. The Fund may hold debt obligations with OID. In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount that accrued during the period the debt obligation was held by the Fund. The Fund may also realize ordinary income or loss with respect to an investment in an underlying fund that is engaged in a trade or business.

In the case of Section 1256 Contracts, the Code generally applies a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts. Under these rules, Section 1256 Contracts held by the Fund at the end of each taxable year of the Fund are treated for federal income tax purposes as if they were sold by the Fund for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market"), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Fund in computing its taxable income for such year. Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.

The application of certain rules relating to "short sales," to so-called "straddle" and "wash sale" transactions may serve to alter the manner in which the Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund.

If the Fund purchases shares in certain foreign investment entities called "passive foreign investment companies," shareholders of the Fund may be subject to U.S federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of these shares even if the Fund distributes such income to its shareholders.

ALTERNATIVE MINIMUM TAX

Due to the complexity of the alternative minimum tax (AMT) calculations, investors should consult with their tax advisors as to whether the purchase of a share might create or increase AMT liability.

FOREIGN INCOME TAXES

The Fund may pay or accrue foreign income taxes in connection with its investments. Such amounts will be deemed to be paid to the foreign government by the shareholders of the Fund. A shareholder may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, a shareholder's ability to obtain a credit or deduction for such taxes depends on the particular circumstances applicable to that shareholder, and it is possible that a shareholder may get little or no benefit with respect to its share of foreign taxes paid or accrued by the Fund.

RECEIPT OF EXCESS INCLUSION INCOME BY THE FUND

Income received by the Fund from equity interests of certain mortgage pooling vehicles or from its investment in a residual interest in a Real Estate Mortgage Investment Conduit (REMIC), either directly or through an investment in a REIT that holds such interests or qualifies as a taxable mortgage pool, is treated as "excess inclusion income." In general, this income is required to be allocated to a Fund shareholder in accordance with such shareholder's distributive share of the Fund's income, gains, losses, deductions and credits with the same consequences as if the shareholder directly received the excess inclusion income. The Fund must pay the tax on its excess inclusion income that is allocable to "disqualified organizations," which are generally certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI. Excess inclusion income may not be offset with net operating losses, represents unrelated business taxable income in the hands of a tax-exempt shareholder that is not a disqualified organization, and is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to a shareholder who is not a U.S. person.


These rules are potentially applicable to a fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT. It is unlikely that these rules will apply to a fund that has a non-REIT strategy.



TAX-EXEMPT INVESTORS

Certain tax-exempt organizations are subject to a tax on "unrelated business taxable income" (UBTI). Income from certain types of investments made by the Fund which is allocated to tax-exempt shareholders could be treated as UBTI subject to tax. In addition, to the extent that the Fund borrows in connection with the acquisition of any property, income from such debt-financed property may be subject to the tax on UBTI. If the Fund incurs UBTI, it intends to furnish annually to each tax-exempt shareholder after the end of the Fund's fiscal year the information necessary to enable the shareholder to determine the portion of its distributive share of each item of income, gain and deduction that is to be taken into account in determining UBTI.

TAX-EXEMPT ENTITIES ENTERING INTO PROHIBITED TAX-SHELTERED
TRANSACTIONS

As a result of changes effected by the Tax Increase Prevention and Reconciliation Act of 2005, certain tax exempt entities and entity managers are now subject to taxes and reporting requirements in connection with the participation by the tax-exempt entity in a "prohibited tax-sheltered transaction." Entities described in Section 501(c), 501(d), 170(c) of the Code, and Indian Tribal Governments (within the meaning of Section 7701(a)(40) of the Code) are subject to entity level taxation if they become a party to a prohibited tax-sheltered transaction. Those entities, along with IRAs and certain pension and other benefit plans are also subject to certain reporting obligations if such entity is a party to a prohibited tax-sheltered transaction and is subject to penalties for failure to comply with such reporting requirements. If an entity manager of a tax-exempt entity approves such entity as a party to a prohibited tax-sheltered transaction at any time during the year or had known or has reason to know that the transaction is a prohibited tax-sheltered transaction, the entity manager is subject to a tax of $20,000 for each approval. For these purposes, the term entity manager is defined generally as the person with responsibility or authority or who approves or otherwise causes the entity to be a party to the prohibited tax-sheltered transaction. Prohibited tax-sheltered transactions include listed transactions (i.e., transactions identified by the Secretary of Treasury as a tax avoidance transaction for purposes of Section 6011 of the Code and identified by notice, regulation or otherwise as a listed transaction) and prohibited reportable transactions (defined as confidential transactions or transactions with contractual protection which is a reportable transaction). Each tax exempt entity purchasing Fund shares should consult its own tax adviser as to the application of these reporting obligations to other specific situations.

TAX SHELTER REPORTING REQUIREMENTS

In July 2007, the Internal Revenue Service revised final Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain transactions (Tax Shelter Regulations). The Tax Shelter Regulations apply to "reportable transactions" entered into on or after January 1, 2003 (including additional investments on or after that date in existing investment vehicles or projects) and may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions. New penalty provisions were also enacted for failure to comply with the Tax Shelter Regulations and the rules applicable to material advisers.

The activities of the Fund may include one or more "reportable transactions" with respect to which the Fund and, in certain circumstances, the shareholders would be required to file information returns described below. In addition, the Adviser and other material advisors to the Fund may be required to maintain for a specified period of time a list containing certain information regarding the "reportable transactions" and the Fund's investors, and the IRS could inspect such lists upon request.

The Fund is required to complete and file IRS Form 8886 (Reportable Transaction Disclosure Statement) with its tax return for each taxable year in which the Fund participates in a "reportable transaction." Additionally, each shareholder treated as participating in a reportable transaction of the Fund is required to file Form 8886 with the Partner's tax return. The Fund and any such shareholder, respectively, must also submit a copy of the completed form with the Office of Tax Shelter Analysis.

A shareholder's recognition of a loss upon its disposition of an interest in the Fund may constitute a "reportable transaction" for such shareholder.

The scope of the Tax Shelter Regulations may be affected by further IRS guidance. Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences.

Each person purchasing shares should consult its own tax advisers as to the application of these reporting obligations to their specific situations.

REPORTING OF SALES OR EXCHANGES OF SHARES

Pursuant to Section 6050K of the Code, in the case of a sale or exchange of a partnership interest in a partnership having "unrealized receivables" or inventory as defined in Section 751 of the Code (i.e., "hot assets" as discussed above), the partnership with respect to which the sale or exchange occurred is required to file an information return (Form 8308) for the calendar year of the transfer setting forth the name and address of the transferee and transferor and such other information as may be required by Form 8308 or its instructions. In addition, that information is required to be furnished to the person or persons whose name is set forth on the partnership's information return on or before the January 31 following the calendar year for which the partnership information return was made. The transferor of a partnership interest is also required to promptly notify the partnership of the exchange. The partnership is not required to make its return until it is so notified. In the case of any transferor of a partnership interest that fails to provide notification to the partnership on the date prescribed, that person must pay a penalty of $50 for each failure unless the failure is due to reasonable cause and not to willful neglect. The Fund may have "unrealized receivables" in the form of market discount and possibly other "hot assets" taxable as ordinary income. Thus, this reporting requirement may apply to a sale or exchange of a share.

STATE AND LOCAL TAX ASPECTS

A shareholder's distributive share of the Fund's taxable income or loss generally is taken into account in determining the shareholder's state and local income tax liability in a jurisdiction in which such shareholder is a resident or does business. However, shareholders also may be subject to state and local taxes imposed by those states in which the Fund is deemed to engage in business. Shareholders may be required to file income tax returns in those states and may be subject to a penalty if no return is filed.

AUDITS

The Fund like all partnerships will be subject to a risk of audit by the Service. Any adjustments made to the Fund's information return pursuant to such an audit will require each shareholder to file an amended Federal income tax return for each year involved and might result in audits of and adjustments to the shareholders' returns relating to non-Fund-related as well as Fund-related items. In addition, the Fund and the shareholders could incur substantial legal and accounting costs in contesting and litigating any Service challenge, regardless of the outcome.

The Code contains special provisions for audits of partnerships by the Service. Pursuant to these provisions, the tax treatment of a partnership's income and deductions generally will be determined at the partnership level in a single proceeding, rather than by individual audits of the partners, and no deficiency resulting from such an audit may be assessed against a partner until the correctness of any challenge by the Service to any of the partnership's Federal returns is determined at the administrative or judicial level.

NON-U.S. SHAREHOLDERS

Non-U.S. shareholders should be aware of certain U.S. federal income tax consequences of investing in the Fund. Provided that the Fund is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, the Fund generally will be required to withhold tax on certain items of gross income (including fees received in connection with the Fund's lending activities, dividends and certain types of interest income derived from U.S. sources) included in the distributive share of each non-U.S. investor at a rate of 30%, unless the tax is reduced or eliminated by treaty. Certain other categories of income, generally including interest on certain portfolio debt obligations (which may include U.S. Government securities), capital gains (including those derived from options transactions), original issue discount obligations having an original maturity of 183 days or less, and certificates of deposit, will not be subject to this 30% tax.

If, on the other hand, the Fund derives income which is effectively connected with a U.S. trade or business carried on by the Fund (for example, by regularly investing in direct Corporate Loans with the Fund serving as one of the Lenders, by investing in REITs or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-U.S. shareholder at the highest rate of tax applicable to U.S. taxpayers. Thus, non-U.S. investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Fund's trade or business, and generally would be required to file U.S. tax returns. Furthermore, a foreign corporation investing in the Fund would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

The Fund intends to comply with any withholding requirements imposed on the Fund under applicable law.

Special U.S. tax certification requirements apply to a shareholder that is a non-U.S. investor. In general, a non-U.S. investor must provide a Form W-8BEN to
(i) establish that the investor is not a U.S. person, (ii) claim the investor is the beneficial owner of the income, (iii) claim, if applicable, a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty, and (iv) certify that the income for which Form W-8BEN is being provided is not effectively connected with the conduct of a trade or business in the United States. If the non-U.S. investor is not the beneficial owner of the shares or if the non-U.S. investor is a disregarded entity or holds or uses the shares in the conduct of a trade or business in the United States other Forms W-8 apply.

A decedent who was the beneficial owner of the shares at date of death and was a non-resident alien individual as to the United States may also be subject to U.S. estate tax on the shares. Non-U.S. shareholders should consult their own tax advisers regarding the tax consequences of investing in the Fund in light of their particular situations.

TERMINATION OF THE FUND FOR TAX PURPOSES

If 50% or more of the shares are sold or exchanged within any single twelve month period, the Fund will be deemed terminated for U.S. federal income tax purposes pursuant to Section 708 of the Code (and thereafter reconstituted as a new partnership).

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING. PROSPECTIVE FUND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE EFFECTS OF THIS INVESTMENT IN THEIR OWN TAX SITUATION.

ITEM 20.  UNDERWRITERS

Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22. FINANCIAL STATEMENTS


The audited financial statements and Report of Independent Registered Public Accounting Firm in the Trust's Annual Report to Shareholders for the fiscal year ended July 31, 2009, are incorporated by reference (are legally a part of this Part B).




USEFUL TERMS AND DEFINITIONS

Agent Bank - A Lender that administers a Corporate Loan on behalf of all Lenders on a Corporate Loan. The Agent Bank typically is responsible for the collection of principal and interest and fee payments from the Borrower, and distributes these payments to the other Lenders. The Agent Bank is usually responsible for enforcing the terms of the Corporate Loan. The Agent Bank is compensated for these services.

Assignment - An interest in a portion of a Corporate Loan. The purchaser of an Assignment steps into the shoes of the original Lender. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

Borrower - A corporation that borrows money under a Corporate Loan or issues Corporate Debt Securities. The Borrower is obligated to make interest and principal payments to the Lender of a Corporate Loan or to the holder of a Corporate Debt Security.

CD - Certificate of deposit

CD Rate - The interest rate currently available on certificates of deposit

Corporate Debt Securities - Obligations issued by corporations in return for investments by securityholders. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments. The corporation typically pledges to the securityholders collateral which will become the property of the securityholders in case the corporation defaults in paying interest or in repaying the amount of the investments to securityholders.

Corporate Loan - A loan made to a corporation. In return, the corporation makes payments of interest and principal to the Lenders. The corporation typically pledges collateral which becomes the property of the Lenders, in case the corporation defaults in paying interest or principal on the loan. Corporate Loans include Participation Interests in Corporate Loans and Assignments of Corporate Loans.

Floating Interest Rate - One of the following: (i) a variable interest rate which adjusts to a base interest rate, such as LIBOR or the CD Rate on set dates; or (ii) an interest rate that floats at a margin above a generally recognized base lending interest rate such as the Prime Rate of a designated U.S. bank.

Franklin Templeton Investments - Franklin Resources, Inc., a publicly owned holding company, and its various subsidiaries

Intermediate Participant - A Lender, Participant or Agent Bank interposed between the Fund and a Borrower, when the Fund invests in a Corporate Loan through a Participation Interest.

Lender - The party that loans money to a corporation under a Corporate Loan. A Corporate Loan in which the Fund may invest is often negotiated and structured by a group of Lenders. The Lenders typically consist of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund acts as a Lender when it directly invests in a Corporate Loan or when it purchases an Assignment.

Participant - A holder of a Participation Interest in a Corporate Loan

Participation Interest - An interest which represents a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests.

Prime Rate - The interest rate charged by leading U.S. banks on loans to their most creditworthy customers


Prospectus - The prospectus for the Fund dated December 1, 2009, which we may amend from time to time


Recognized Market - Includes the following Stock Exchanges: (i) all stock exchanges in a Member State of the European Union; (ii) all stock exchanges in a Member State of the European Economic Area (EEA) (Norway, Iceland and Liechtenstein); and (iii) a stock exchange located in any of the following countries: Australia, Canada, Japan, Hong Kong, New Zealand, Switzerland and USA. It also includes the following Markets: (i) the market organized by the International Securities Markets Association; (ii) the market conducted by the "listed money market institutions" as described in the Bank of England publication "The Regulation of the Wholesale Cash and OTC Derivatives (in Sterling, foreign currency and bullion); (iii) AIM - the Alternative Investment Market in the UK, regulated and operated by the London Stock Exchange; (iv) the over-the-counter market in Japan regulated by the Securities Dealers Association of Japan; (v) NASDAQ in the United States; (vi) the market in U.S. government securities conducted by primary dealers regulated by the Federal Reserve Bank of New York; (vii) the over-the-counter market in the United States regulated by the National Association of Securities Dealers Inc. (Also may be described as: the over-the-counter market in the United States conducted by primary and secondary dealers by the Securities and Exchanges Commission and by the National Association of Securities Dealers (and by banking institutions regulated by the U.S. Comptroller of the Currency, the Federal Reserve System or Federal Deposit Insurance Corporation)); (viii) the French market for "Titres de Creance Negotiable (over-the-counter market in negotiable debt instruments); (ix) EASDAQ (European Association of Securities Dealers Automated Quotation); and (x) the over-the-counter market in Canadian Government Bonds, regulated by the Investment Dealers Association of Canada.

Unsecured Corporate Loans and Unsecured Corporate Debt Securities - Corporate Loans and Corporate Debt Securities that are not backed by collateral. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Corporate Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due.

We/Our/Us - Unless a different meaning is indicated by the context, these terms refer to the Fund and/or Investor Services, or other wholly owned subsidiaries of Resources.


APPENDIX

DESCRIPTION OF RATINGS



CORPORATE OBLIGATION RATINGS


MOODY'S

INVESTMENT GRADE

Aaa: Bonds rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Bonds rated Aa are judged to be high quality and are subject to very low credit risk.

A: Bonds rated A are considered upper medium-grade obligations and are subject to low credit risk.

Baa: Bonds rated Baa are subject to moderate credit risk and are considered medium-grade obligations. As such they may have certain speculative characteristics.

BELOW INVESTMENT GRADE

Ba: Bonds rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Bonds rated B are considered speculative and are subject to high credit risk.

Caa: Bonds rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Bonds rated Ca are considered highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Bonds rated C are the lowest rated class of bonds and are typically in default. They have little prospects for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P(R)

The issue rating definitions are expressions in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

INVESTMENT GRADE

AAA: This is the highest rating assigned by S&P to a debt obligation. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Obligations rated AA differ from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Obligations rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher ratings categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Obligations rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BELOW INVESTMENT GRADE

BB, B, CCC, CC, C: Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest degree of speculation. While these obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. The C rating is also assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is still making payments.

D: Obligations rated D are in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating is also used upon the filing of bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

R: THIS SYMBOL IS ATTACHED TO THE RATINGS OF INSTRUMENTS WITH SIGNIFICANT NONCREDIT RISKS AND HIGHLIGHTS RISKS TO PRINCIPAL OR VOLATILITY OF EXPECTED RETURNS THAT ARE NOT ADDRESSED IN THE CREDIT RATING.

SHORT-TERM DEBT RATINGS

MOODY'S

Moody's short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs and to individual short-term debt instruments. These obligations generally have an original maturity not exceeding 13 months, unless explicitly noted. Moody's employs the following designations to indicate the relative repayment capacity of rated issuers:

P-1 (Prime-1): Issuers (or supporting institutions) so rated have a superior ability to repay short-term debt obligations.

P-2 (Prime-2): Issuers (or supporting institutions) so rated have a strong ability to repay short-term debt obligations.

P-3 (Prime-3): Issuers (or supporting institutions) so rated have an acceptable ability to repay short-term debt obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P(R)

S&P's ratings are a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days -- including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-1: This designation indicates that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: Issues carrying this designation are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations carrying the higher designations. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A-3: Issues carrying this designation exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Issues carrying this designation are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Issues carrying this designation are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Issues carrying this designation are in payment default. The D rating category is used when payments on an obligation are not made on the due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


































                       FRANKLIN FLOATING RATE MASTER TRUST

                                    FORM N-1A

                            PART C: OTHER INFORMATION



ITEM 23.  EXHIBITS.

      The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

      (a)  Agreement and Declaration of Trust

           (i) Second Amended and Restated Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware statutory trust, dated October 18, 2006
                Filing: Amendment No. 7 to
                Registration Statement of Form N-2
                File No. 811-09869
                Filing Date: November 30, 2007

           (ii) Certificate of Amendment of Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware Statutory Trust, dated October 21, 2008
                Filing: Amendment No. 8 to
                Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: November 26, 2008

      (b)  BY-LAWS

           (i) Second Amended and Restated By-Laws of Franklin Floating Rate Master Trust, a Delaware Statutory Trust effective as of October 18, 2006
                Filing: Amendment No. 7 to Registration Statement on Form N-2 File No. 811-09869
                Filing Date: November 30, 2007

      (c)  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

           (i)  Agreement and Declaration of Trust

                (A)  ARTICLE III, Shares

                (B)  ARTICLE V, Shareholders' Voting Powers and Meetings

                (C) ARTICLE VI, Net Asset Value; Distributions; Redemptions; Transfers

                (D)  ARTICLE VIII, Certain Transactions - Section 4

           (ii) By-Laws

                (A) ARTICLE II - Meetings of Shareholders

                (B) ARTICLE VI, Records and Reports - Section 1,2 and 3

                (C) ARTICLE VII, General Matters: - Sections 3, 4, 6, 7

                (D) ARTICLE VIII, Amendment - Section 1

                (E) ARTICLE X, Miscellaneous - Section 4

           (iii) PART B: Statement of Additional Information - Item 17

      (d)  INVESTMENT ADVISORY CONTRACTS

           (i) Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin
                Advisers, Inc. dated March 24, 2000
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: May 15, 2000

      (e)  UNDERWRITING CONTRACTS

           Not Applicable

      (f)  BONUS OR PROFIT SHARING CONTRACTS

           Not Applicable

      (g)  CUSTODIAN AGREEMENTS

           (i) Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (ii) Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated
                February 16, 1996
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (iii)Amendment dated February 27, 1998 to Master   Custody
                Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (iv) Amendment dated May 16, 2001 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated
                February 16, 1996
                Filing: Amendment No. 3 to Registration Statement on Form N-2 File No. 811-09869
                Filing Date: November 29, 2001

           (v) Amendment dated October 1, 2009 to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

           (vi) Amended and Restated Foreign Custody Manager Agreement between the Registrant and The The Bank of New York Mellon dated May 16, 2001
                Filing: Amendment No. 3 to Registration Statement on Form N-2 File No. 811-09869
                Filing Date: November 29, 2001

          (vii) Amendment dated October 1, 2009 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon

         (viii) Amendment dated May 1, 2009 to Schedule 2 of the Foreign
                Custody Manager Agreement between the Registrant and The Bank of New York Mellon

           (ix) Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

      (h)  OTHER MATERIAL CONTRACTS

(i) Contract for Fund Administrative Services dated January 1, 2001 between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Templeton Services, LLC Filing:
                Registration Statement on Form N-2 File No. 811-09869 Filing
                Date: November 29, 2001

      (i)  LEGAL OPINION

           Not Applicable

      (j)  OTHER OPINIONS

           Not Applicable

      (k)  OMITTED FINANCIAL STATEMENTS

           Not Applicable

      (l)  INITIAL CAPITAL AGREEMENTS

           (i) Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc. Filing: Registration Statement on Form N-2 File No. 811-09869
                Filing Date: May 15, 2000

           (ii) Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc. Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: May 15, 2000

      (m)  RULE 12B-1 PLAN

           Not Applicable

      (n)  RULE 18F-3 PLAN

           Not Applicable

      (p)  CODE OF ETHICS

           (i) Code of Ethics dated May 2009

      (q)  POWER OF ATTORNEY

           (i) Power of Attorney dated December 1, 2008

          (ii) Power of Attorney dated March 2, 2009

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE
          FUND

           None

ITEM 25.  INDEMNIFICATION

The Second Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT
          ADVISER

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27.  PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA 94403-1906 or its shareholder service agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.


ITEM 29.  MANAGEMENT SERVICES

There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30.  UNDERTAKINGS

           Not Applicable


                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 25th day of November, 2009.

                              FRANKLIN FLOATING RATE MASTER TRUST
                                  (Registrant)

                              By: /s/ David P. Goss
                                  David P. Goss
                                  Vice President







                       FRANKLIN FLOATING RATE MASTER TRUST
                             REGISTRATION STATEMENT
                                 EXHIBITS INDEX


EXHIBIT NO.          DESCRIPTION                          LOCATION

EX-99.(a)(i)         Second Amended and Restated                *
                     Agreement and Declaration of
                     Trust of Franklin Floating Rate
                     Master Trust, a Delaware
                     statutory trust, dated October
                     18, 2006

EX-99.(a)(ii)        Certificate of Amendment of                *
                     Agreement and Declaration of Trust of
                     Franklin Floating Rate Master Trust
                     dated October 21, 2008

EX-99.(b)(i)         Second Amended and Restated                *
                     By-Laws of Franklin Floating Rate Master
                     Trust dated October 18, 2006

EX-99.(d)(i)         Investment Advisory Agreement              *
                     between the Registrant, on behalf of
                     Franklin Floating Rate Master Series, and
                     Franklin Advisers, Inc., dated
                     March 24, 2000

EX-99.(g)(i)         Master Custody Agreement between           *
                     Registrant and The Bank of New York Mellon dated February 16, 1996

EX-99.(g)(ii)        Amendment dated May 7, 1997 to             *
                     Master Custody Agreement between Registrant and The Bank of New York Mellon

EX-99.(g)(iii)       Amendment dated February 27, 1998          *
                     to Master Custody Agreement between
                     Registrant and The Bank of New
                     York Mellon

EX-99.(g)(iv)        Amendment dated May 16, 2001 to            *
                     Master Custody Agreement between Registrant and The Bank of New York Mellon dated
                     February 16, 1996

EX-99.(g)(v)         Amendment dated October 1, 2009            Attached
                     to Exhibit A of the Master Custody
                     Agreement dated February 16, 1996

EX-99.(g)(vi)        Amended and Restated Foreign               *
                     Custody Manager Agreement between the
                     Registrant and The Bank of New York Mellon dated May 16, 2001

EX-99.(g)(vii)       Amendment dated October 1, 2009            Attached
                     to Schedule 1 of the Foreign Custody
                     Manager Agreement between
                     the Registrant and The Bank of
                     New York Mellon

EX-99.(g)(viii)      Amendment dated May 1, 2009 to             Attached
                     Schedule 2 of the Foreign Custody
                     Agreement between the Registrant and
                     the The Bank of New York Mellon

EX-99.(g)(ix)        Terminal Link Agreement between            *
                     Registrant and The Bank of New York
                     Mellon dated February 16, 1996

EX-99.(h)(i)         Contract for Fund Administrative           *
                     Services dated January 1, 2001 between
                     the Registrant and Franklin Templeton
                     Services, LLC

EX-99.(l)(i)         Letter of Understanding dated              *
                     March 24, 2000 from Franklin Resources, Inc.

EX-99.(l)(ii)        Letter of Understanding dated              *
                     March 24, 2000 from Templeton Investment
                     Counsel, Inc.

EX-99.(p)(i)         Code of Ethics dated May 2009              Attached

EX-99.(q)(i)         Power of Attorney dated                    Attached
                     December 1, 2008

EX-99.(q)(ii)        Power of Attorney dated March 2, 2009      Attached


*Incorporated by Reference